                                                   SIGNATURE COPY - JUNE 3, 1998

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                             ACQUISITION AGREEMENT


                                  DATED AS OF

                                  JUNE 3, 1998


                                     AMONG


                             REDLAND QUARRIES INC.,

                              3489264 CANADA INC.,

                              3489949 CANADA INC.,

                              LAFARGE CANADA INC.,

                                      AND

                                  LAFARGE S.A.

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
                               TABLE OF CONTENTS
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ARTICLE I
         DEFINITIONS AND INTERPRETATION
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         1.3     Arm's Length . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         1.4     Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         1.5     Statutory Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         1.6     Provincial Tax Legislation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.7     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.8     Liabilities and Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE II
         PURCHASE AND SALE OF PURCHASED ASSETS
         2.1     Purchase and Sale of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.2     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.3     Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.4     Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.5     Non-Assignable Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.6     Asset Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.7     Payment of Asset Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.8     Stated Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.9     Allocation of Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.10    Election under subsection 85(1) of ITA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.11    Election under section 22 of ITA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.12    Election under subsection 167(1) of ETA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.13    Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.14    Adjustment of Elected Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.15    Working Capital Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE III
         PURCHASE AND SALE OF PURCHASED SHARES
         3.1     Purchase and Sale of Purchased Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.2     Share Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.3     Payment of Share Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.4     Stated Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.5     Election under subsection 85(1) of ITA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.6     Share Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV
         REDEMPTION OF PREFERENCE SHARES
         4.1     Redemption of Preference Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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         4.2     Payment of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF SELLER AND LAFARGE S.A.
         5.1     Corporate Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.2     Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.4     Sufficiency of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.5     Conflicts and Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.6     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.7     Legal Proceedings and Governmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8     Labour and Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.9     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.10    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.12    Ownership of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.13    Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16    Other Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.17    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.18    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.19    Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.20    Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.22    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.23    Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.24    Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.25    Location of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.26    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.27    Guarantees and Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.28    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.29    No Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.30    Expropriation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.31    Residence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.32    GST Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.33    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.34    Worker's Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.35    Health and Safety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.36    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
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ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF SHARE ACQUIROR AND LAFARGE CANADA
         6.1     Corporate Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.2     Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.3     Conflicts and Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.5     GST Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.6     Funds for the Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VII
         CERTAIN COVENANTS OF THE PARTIES
         7.1     Conduct of the Seller and Lafarge S.A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2     Forbearances by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.3     Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4     Current Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.5     Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.6     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.7     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.8     Notice of Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.9     Access to Books, Records and Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.10    Delivery of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.11    Lafarge S.A. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.12    Deleted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.13    Bulk Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.14    Removal of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.15    Retail Sales Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.16    Consents Required in Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.17    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.18    Workers' Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.19    Group Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.20    Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.21    Revised Dewatering Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.22    Repayment of Obligations to the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         7.23    Lease of Lime Plant Site . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE VIII
         CONDITIONS TO THE TRANSACTIONS
         8.1     Condition to the Obligations of Each Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.2     Conditions to the Obligations of Seller and Lafarge S.A. . . . . . . . . . . . . . . . . . . . . . .  64
         8.3     Conditions to the Obligations of Share Acquiror and Lafarge Canada . . . . . . . . . . . . . . . . .  65

ARTICLE IX
         TERMINATION
         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
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ARTICLE X
         CLOSING
         10.1    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE XI
         SURVIVAL; INDEMNIFICATION
         11.1    Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . .  68
         11.2    Indemnity by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.3    Indemnity by Lafarge Canada  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.4    Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.5    Exclusive Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.6    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE XII
         MISCELLANEOUS
         12.1    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.3    Amendments; No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.5    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.6    Certain Interpretive Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         12.7    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.8    Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.9    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         12.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                 Schedule 1.1               - Agreed Working Capital Amount
                 Schedule 1.1(k)            - Assumption Agreement
                 Schedule 1.1(t)            - Collective Agreements
                 Schedule 1.1(w)            - Contracts
                 Schedule 1.1(cc)           - Equipment Leases
                 Schedule 1.1(ee)(ii)       - Lime Plant Site
                 Schedule 1.1(ee)(ii)B      - Lime Plant Assets
                 Schedule 1.1(ee)(iii)      - Operating Systems
                 Schedule 1.1(ee)(iv)       - Moxley Road Property Description
                 Schedule 1.1(ee)(v)        - Brow Landfill Site Description
                 Schedule 1.1(ff)(x)        - Excepted Excluded Liabilities
                 Schedule 1.1(mm)           - Group Plans
                 Schedule 1.1(rr)           - Intellectual Property Rights
                 Schedule 1.1(aaa)          - Licenses
                 Schedule 1.1(ggg)          - Non-Competition Agreement from
                                              Seller and Lafarge S.A.
                 Schedule 1.1               - Agreed Working Capital Amount





                                      (iv)

                 Schedule 1.1(k)            - Assumption Agreement
                 Schedule 1.1(t)            - Collective Agreements
                 Schedule 1.1(w)            - Contracts
                 Schedule 1.1(cc)           - Equipment Leases
                 Schedule 1.1(ee)(ii)       - Lime Plant Site
                 Schedule 1.1(ee)(ii)B      - Lime Plant Assets
                 Schedule 1.1(ee)(iii)      - Operating Systems
                 Schedule 1.1(ee)(iv)       - Moxley Road Property Description
                 Schedule 1.1(ee)(v)        - Brow Landfill Site Description
                 Schedule 1.1(ff)(x)        - Excepted Excluded Liabilities
                 Schedule 1.1(mm)           - Group Plans
                 Schedule 1.1(rr)           - Intellectual Property Rights
                 Schedule 1.1(aaa)          - Licenses
                 Schedule 1.1(jjj)          - Pension Plans
                 Schedule 1.1(nnn)(iv)      - Fixed Assets and Equipment
                 Schedule 1.1(nnn)(xiii)    - Other Purchased Assets
                 Schedule 1.1(ooo)(i)       - North Quarry Site
                 Schedule 1.1(ooo)(ii)      - South Quarry Site
                 Schedule 1.1(ooo)(iii)     - Queenston Quarry Site
                 Schedule 1.1(ooo)(iv)      - Aggregate / Lime Processing Site
                 Schedule 1.1(www)(a)       - Persons with Knowledge - Seller
                 Schedule 1.1(www)(b)       - Persons with Knowledge - Lafarge
                                              Canada et. al.
                 Schedule 2.6               - Fair Market Values of Purchased
                                              Assets
                 Schedule 3.3               - Articles of Incorporation of
                                              Share Acquiror
                 Schedule 5.4               - Qualification re: Sufficiency of
                                              Assets
                 Schedule 5.5               - Conflicts and Defaults of Seller
                 Schedule 5.7(a)            - Pending Legal Proceedings
                 Schedule 5.7(b)            - Governmental Compliance
                 Schedule 5.7(c)            - Missing Licenses /
                                              Transferability of Licenses
                 Schedule 5.7(d)            - Environmental Compliance
                 Schedule 5.8               - Employment  Contracts
                 Schedule 5.9               - Benefit Plans
                 Schedule 5.10              - Financial Statements
                 Schedule 5.11              - Required Filings and Permits
                 Schedule 5.12(a)           - Liens
                 Schedule 5.13              - Material Adverse Change
                 Schedule 5.14              - Reserves
                 Schedule 5.15              - Material Agreements /
                                              Transferability of Agreements
                 Schedule 5.16              - Assumed Liabilities
                 Schedule 5.18              - Exceptions to Accounts Receivable
                 Schedule 5.19              - Affiliate Transactions
                 Schedule 5.20              - Customers and Suppliers
                 Schedule 5.25              - Locations of Material Tangible
                                              Assets
                 Schedule 5.27              - Guarantees and Indemnitees





                                      (v)
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                 Schedule 6.3               - Conflicts and Defaults of Share
                                              Acquiror and Lafarge Canada
                 Schedule 7.1               - Out of the Ordinary Course
                                              Exceptions
                 Schedule 7.17              - Employees
                 Schedule 7.20(a)           - Form of Pension Assumption
                                              Agreement
                 Schedule 7.20(b)           - Actuarial Methods, Assumptions
                                              and Principles
                 Schedule 7.23              - Form of Lime Plant Lease
                 Schedule 8.2(g)            - Form of Opinion of McCarthy
                                              Tetrault
                 Schedule 8.3(e)            - Form of Lafarge S.A. Guarantee
                 Schedule 8.3(i)            - Form of Opinion of Miller Thomson
                                              and Form of opinion of
                                              Andre-Gilles Taithe, corporate
                                              counsel to Lafarge S.A.





                                      (vi)

                                                   SIGNATURE COPY - JUNE 3, 1998


                             ACQUISITION AGREEMENT

ACQUISITION AGREEMENT (this "AGREEMENT") dated as of June 3, 1998, among Redland Quarries Inc., a corporation incorporated under the laws of the Province of Ontario ("SELLER"), 3489264 Canada Inc., a Canadian corporation ("ASSET ACQUIROR"), 3489949 Canada Inc., a Canadian corporation ("SHARE ACQUIROR"), Lafarge Canada Inc., a Canada corporation ("LAFARGE CANADA") and Lafarge S.A., a corporation organized and existing under the laws of France ("LAFARGE S.A.")

                                   RECITALS:

A. The Seller carries on the businesses at the Dundas Site and the Queenston Quarry Site (both as defined herein) of operating quarries and extracting and processing construction aggregate and metallurgical limestone therefrom (the "AGGREGATE BUSINESS") and at and from the Dundas Site of the manufacturing, processing and burning of limestone to produce lime products and the distribution and sale of lime products and the production and sale of limestone by- products (the "LIME BUSINESS").

B. The Seller has conveyed legal title to the Purchased Properties (as defined herein) to Lafarge Canada as bare trustee for the Seller and its successors and assigns.

C. The Seller has agreed to sell to the Asset Acquiror and the Asset Acquiror has agreed to purchase from the Seller the assets, property and undertakings of and pertaining to the Aggregate Business which are more specifically described in this Agreement, upon and subject to the terms and conditions of this Agreement.

D. The Seller has agreed to sell to the Share Acquiror and the Share Acquiror has agreed to purchase from the Seller all of the issued and outstanding shares in the Asset Acquiror subsequent to the purchase and sale referred to in recital B, upon and subject to the terms and conditions of this Agreement.

                                                   SIGNATURE COPY - JUNE 3, 1998


         NOW THEREFORE in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein shall have the following meanings:

(a) "ACCEPTING EMPLOYEE" means any Employee (as defined in Section 7.17) who accepts the offer of employment extended by Asset Acquiror or Lafarge Canada, as the case may be, under Section 7.17(a) or who otherwise becomes employed by Asset Acquiror or Lafarge Canada on the Closing Date in accordance with Section 7.17(a).

(b) "ACT" means the Securities Act (Ontario), as amended, and the rules and regulations promulgated thereunder.

(c) "AFFILIATE" means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under the common control with such Person. For the purposes of this definition, the term "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(d)      "AFFILIATE TRANSACTIONS" has the meaning set forth in Section 5.18.

(e) "AGGREGATE BUSINESS" has the meaning ascribed in the recitals to this Agreement.

(f)      "AGGREGATE LOSSES" has the meaning set forth in Section 11.4(a).

(g)      "AGGREGATE/LIME PROCESSING SITE" has the meaning set forth in
Section 1.1(ooo)(iv).

(h) "AGREED WORKING CAPITAL AMOUNT" means, for the Aggregate Business, the amount set forth in Schedule 1.1 calculated in the manner set forth on Schedule 1.1.

(i) "AGREEMENT" means this Acquisition Agreement, together with the Schedules hereto.

(j) "ASSET ACQUIROR" means 3489264 Canada Inc., a corporation incorporated under the laws of Canada.

(k) "ASSET PURCHASE PRICE" means the total purchase price to be paid by the Asset Acquiror to the Seller for the Purchased Assets, all as provided in
Section 2.6.

                                                   SIGNATURE COPY - JUNE 3, 1998


(l) "ASSUMED LIABILITIES" means the Disclosed Liabilities existing, incurred, due or accruing due on or before the Closing Date.

(m) "ASSUMPTION AGREEMENT" means the assumption and indemnity agreement to be issued by the Asset Acquiror to the Seller in the form attached as Schedule 1.1(k).

(n)      "BENEFIT PLANS" has the meaning set forth in Section 5.9.

(o)      "BROW SITE" has the meaning set forth in Section 1.1(ee)(v).

(p) "BUSINESS DAY" means a day (excluding Saturday and Sunday) on which banks generally are open for the transaction of normal business in Toronto, Ontario.

(q)      "CLOSING" has the meaning set forth in Section 10.1.

(r)      "CLOSING DATE" has the meaning set forth in Section 10.1.

(s)      "CLOSING DOCUMENTS" means collectively the documents referred to in
Article 7.

(t) "COLLECTIVE AGREEMENTS" means the collective agreements and related documents including all benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents which impose any obligations upon the Seller or set out the understanding of the parties with respect to the meaning of any provisions of the collective agreements entered into by the Seller with respect to the Aggregate Business which are listed in Schedule 1.1(t).

(u)      "COMMON SHARES" has the meaning set forth in Section 2.7(b).

(v) "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement between Lafarge S.A. and Lafarge Corporation, with respect to, among other things, the transactions addressed in this Agreement and under the United States Stock Purchase Agreement.

(w) "CONTRACTS" means the contracts, agreements, commitments, entitlements and engagements of the Seller relating to the Aggregate Business and the Purchased Assets including those listed in Schedule 1.1(w) and the regulator site lease and agreement dated the 6th day of December, 1995 between Seller and Union Gas Limited and all unfilled orders from customers and forward commitments and unfilled orders for supplies or materials incurred in the ordinary course of business of the Seller and relating to the Aggregate Business and the Purchased Assets and all other contracts relating to the Aggregate Business and the Purchased Assets whether or not described in
Schedule 1.1(w).

(x).2    "DISCLOSED LIABILITIES" has the meaning ascribed thereto in Section
5.16.

                                                   SIGNATURE COPY - JUNE 3, 1998


(x) "DUNDAS SITE" means the freehold property owned by the Seller in Flamborough, Ontario which comprises the North Quarry Site, the South Quarry Site and the Aggregate / Lime Processing Site.

(y) "ELECTED AMOUNT" in respect of a particular property means the amount elected pursuant to subsection 85(1) of the ITA in respect thereof pursuant to the terms of this Agreement.

(z)      "EMPLOYEES" has the meaning ascribed in Section 7.17.

(aa) "ENVIRONMENTAL CLAIM" means, with respect to any Person, any action, cause of action, investigation, suit, proceeding, judgment, award, fine, penalty, assessment or written notice or claim by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, discharge, migration or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by such Person; (b) the generation, handling, use, treatment, recycling, storage, disposal or transport of any Hazardous Material; or (c) any violation of an Environmental Law.

(bb)     "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.7.

(cc) "EQUIPMENT LEASES" means those equipment leases, conditional sales contracts, title retention agreements and other agreements between the Seller and third Persons relating to equipment used by the Seller in connection with the Aggregate Business that are listed in Schedule 1.1(cc).

(dd)     "ETA" means the Excise Tax Act (Canada) as amended from time to time;

(ee) "EXCLUDED ASSETS" means the following assets, property and undertaking of Seller:

         (i) all cash, bank balances, moneys in possession of banks and other depositaries, term or time deposits and similar cash items of, owned or held by or for the account of the Seller;

         (ii) the assets, undertaking and property (including goodwill) of, used in or relating to the Lime Business which comprise the following assets, undertaking and property:

                 1) those assets, undertaking and property of, used in or relating to the Lime Business that are otherwise described in this Section 1.1(ee), and

                                                   SIGNATURE COPY - JUNE 3, 1998


                 2) the leasehold title to the lands and premises together with all rights of way, easements and similar rights appurtenant thereto as described in
                          Schedule 1.1(ee)(ii) (the "LIME PLANT SITE") and all rights set out in the Lime Plant Lease (as defined in Section 7.23), and

                 3) the beneficial right, title and interest, and to the extent possible the legal right, title and interest, in and to all kilns, plant, equipment, machinery, chattels, vehicles, buildings, sidings, parking lots, roadways, structures, erections, improvements, appurtenances and fixtures situate at or on or forming part of the Lime Plant Site, and

                 4) the assets, undertaking and property of, used in or relating to the Lime Business as set forth in the Financial Statements, and

                 5) the accounts receivable, inventory, prepaid expenses and other current assets of, used in or relating to the Lime Business which have accrued, been created or arisen in the ordinary and usual course of business since January 1, 1998, and

                 6) the contracts, agreements, commitments, entitlements and engagements of the Seller relating to the Lime Business and all unfilled orders from customers and forward commitments and unfilled orders for supplies or materials incurred in the ordinary course of business of the Seller and relating to the Lime Business and the equipment leases, conditional sales contracts, title retention agreements and other agreements between the Seller and third Persons relating to equipment used by the Seller in connection with the Lime Business, and

                 7) the other assets, undertaking and property of, used in or relating to the Lime Business that are listed or described in Schedule 1.1(ee)(ii)B;

         (iii) the administrative and financial operating systems relating to the Aggregate Business and/or the Lime Business, the components of which are described in Schedule 1.1(ee)(iii);

                                                   SIGNATURE COPY - JUNE 3, 1998


         (iv) the freehold title to the land and the office building municipally known as 447 Moxley Road, Dundas, Ontario (the "MOXLEY ROAD SITE"), forming part of the Dundas Site, and all contents thereof as described in Schedule 1.1(ee)(iv);

         (v) the freehold title to the land, building, structures and improvements known as the Brow Landfill Site (the "BROW SITE"), forming part of the Dundas Site as described in
                 Schedule 1.1(ee)(v);

         (vi) the leasehold interest, including all fixtures and improvements relating to the lease of the Seller, as tenant, of the fifth floor and part of the third floor of the office building at 605 James Street North, Hamilton, Ontario (the "LEASE") and all chattels, inventory, furniture, machinery, equipment and supplies located on or at those premises;

         (vii) indebtedness of, and all shares, securities or other interests in, and all assets and liabilities of Redland France S.A.;

         (viii) the corporate, financial, taxation and other records of the Seller not pertaining exclusively or primarily to the Aggregate Business or Purchased Assets;

         (ix) all sales, excise or other similar registrations issued to or held by the Seller, whether in respect of the Aggregate Business or otherwise, but excluding the Scheduled Permits; and

         (x)     all income taxes recoverable.

(ff) "EXCLUDED LIABILITIES" means all debts, liabilities and obligations (whether absolute, contingent, accrued or otherwise) of the Seller existing, incurred, due or accruing due on or before the Closing Date, but specifically excluding the Assumed Liabilities. Subject to the exception of the Assumed Liabilities, the Excluded Liabilities, include, without limitation, the following:

         (i)     all deferred income taxes of the Seller;

         (ii) except as specifically contemplated in Section 2.13 of this Agreement or as set out in Schedule 5.16, all Taxes collected, collectible or payable by the Seller;

         (iii) those liabilities and obligations, whether accrued, absolute or contingent, liquidated or unliquidated or disclosed or undisclosed, which relate to the Excluded Assets;

                                                   SIGNATURE COPY - JUNE 3, 1998


         (iv) all costs and expenses of the Seller incurred in the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement;

         (v) any liability of the Seller arising on or after the date of this Agreement out of any misrepresentation or breach of any warranty or covenant of the Seller contained in this Agreement or any other document delivered pursuant hereto;

         (vi) any obligation or liability of the Seller relating to the Brow Site, including Environmental Claims;

         (vii) any liability with respect to the manufacture, processing and burning of limestone on or before the Closing Date, including with respect to any lime residue or waste by-product arising therefrom on or before the Closing Date;

         (viii) except as specifically contemplated in this Agreement, any obligation or liability of the Seller under the Pension Plans;

         (ix) any liability of the Seller to any bank or other financial institution by way of loan or other credit facility; and

         (x) any liability of the Seller to its shareholders, Affiliates or associates (as defined in the Act) or any other Person not dealing at arm's length with any of them including, for greater certainty, the liability of the Seller to Redland International, but excluding trade accounts payable for goods or services provided in connection with the Aggregate Business as described in Schedule 1.1(ff)(x);

(gg) "FINANCIAL STATEMENTS" means the non-consolidated financial statements of the Seller for its fiscal period ended on December 31, 1997.

(hh)     "FIRM" has the meaning set forth in Section 2.15(f).

(ii) "FIRST CLOSING TIME" means 10:00 o'clock in the forenoon on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place.

(jj)     "GAAP" has the meaning ascribed in Section 1.7.

(kk) "GOVERNMENTAL ENTITY" means any national, federal, state, local, provincial or municipal government, court, administrative agency, board, body, instrumentality or commission or other governmental or other regulatory authority or agency of Canada, England, the United States or France or any state, province, municipality or any subdivision thereof.

                                                   SIGNATURE COPY - JUNE 3, 1998


(ll) "GROUP PLAN" means the group insurance, deferred compensation and other benefit plans or arrangements maintained by the Seller that are listed on
Schedule 1.1(mm);

(mm)     "GST" means the Goods and Services Tax payable under the ETA.

(nn)     "GUARANTEE" has the meaning set forth in Section 7.11.

(oo) "HAZARDOUS MATERIALS" means any pollutant, waste, toxic substance, radioactive substance, dangerous substance or dangerous goods as defined or identified in or pursuant to any Environmental Law.

(pp) "INCORPORATOR SHARE" means the one common share in the capital stock of Asset Acquiror issued initially to the Seller.

(qq) "INTELLECTUAL PROPERTY RIGHTS" means all patents and inventions, trade marks, trade names and styles, logos and designs, trade secrets, technical information, engineering procedures, designs, formulae, technology, industrial property, knowhow and processes (whether confidential or otherwise), software, and other industrial property (including applications for any of these) in each case used or employed in the operation of the Aggregate Business as presently constituted and which are described in Schedule 1.1(rr).

(rr) "INVENTORIES" means all inventories of every kind and nature and wheresoever situate owned by the Seller and pertaining to the Aggregate Business including, without limitation, all inventories of raw materials, work-in-progress, finished goods, operating supplies and packaging materials of or pertaining to the Aggregate Business.

(ss)     "ITA" means the Income Tax Act (Canada) as amended from time to time.

(tt) "LAFARGE CANADA" means Lafarge Canada Inc., a corporation organized and existing under the laws of Canada.

(uu) "LAFARGE CORPORATION" means Lafarge Corporation, a corporation organized and existing under the laws of the State of Maryland.

(vv) "LAFARGE S.A." means Lafarge S.A., a corporation organized and existing under the laws of France.

(ww) "LAWS" means all applicable laws, regulations, rules, judgments, rulings, writs, injunctions, orders and decrees of Governmental Entities.

(xx)     "LEASE" has the meaning ascribed thereto in Section 1.1(ee)(vi).

                                                   SIGNATURE COPY - JUNE 3, 1998


(yy) "LIABILITIES" means any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, royalties, payments, license fees and expenses (including interest, penalties, attorneys' fees, accounting fees and investigation costs).

(zz) "LICENSES" means all licenses, registrations, qualifications, permits, consents, authorizations and approvals, issued by any Governmental Entity, relating to the Aggregate Business, including those listed in Schedule 1.1(aaa), together with all applications for any of the foregoing.

(aaa) "LIEN" means any mortgage, lien, pledge, charge, security interest, restriction on voting or transfer, or other encumbrance.

(bbb) "LIME BUSINESS" has the meaning ascribed in the recitals to this Agreement.

(ccc)    "LIME PLANT SITE" has the meaning set forth in Section 1.1(ee)(ii).

(ddd)    "LIME SUPPLY AGREEMENT" has the meaning ascribed thereto in Section
8.2.

(eee) "MATERIAL ADVERSE EFFECT" means, with respect to the Aggregate Business, such state of facts, event, change or effect as has had, or would reasonably be expected to have, a material adverse effect (i) on the business, results of operations, or financial condition of the Aggregate Business, or
(ii) on the ability of Seller to consummate the transactions contemplated by this Agreement.

(fff)    "MOXLEY ROAD SITE" has the meaning set forth in Section 1.1(ee)(iv).

(ggg)    Deleted.

(hhh)    "NORTH QUARRY SITE" has the meaning set forth in Section 1.1(ooo)(i).

(iii) "PARTIES" means the Seller, the Asset Acquiror, the Share Acquiror, Lafarge Canada and Lafarge S.A., collectively, and "PARTY" means any one of them.

(jjj) "PENSION PLAN(S)" means the pensions plans maintained by the Seller for the benefit of its employees or former employees as listed in Schedule 1.1(jjj).

(kkk)    "PERMITTED LIENS" has the meaning set forth in Section 5.12.

(lll) "PERSON" means an individual, corporation, body corporate, partnership, limited liability company, association, trust or other entity or organization, including without limitation, a Governmental Entity.

(mmm)    "PREFERENCE SHARES" has the meaning ascribed in Section 3.3.

(nnn) "PURCHASED ASSETS" means all right, title, benefit and interest of the Seller in and to the assets, undertaking and properties of the Seller relating to the Aggregate Business, but specifically

                                                   SIGNATURE COPY - JUNE 3, 1998


excluding the Excluded Assets. Subject to the exception of the Excluded Assets, the Purchased Assets include, without limitation;

         (i)     REAL PROPERTY - all of the Purchased Properties;

         (ii)    INVENTORIES - all the Inventories;

         (iii) CONTRACTS AND EQUIPMENT LEASES - the full benefit and advantage of the Contracts and the Equipment Leases and all options, including, without limitation, options to purchase, under the Contracts or Equipment Leases;

         (iv) ASSETS, EQUIPMENT, ETC. - all assets, machines, machinery, equipment, fixtures, furniture, furnishings, vehicles, dies, tools, and other tangible property and facilities owned or held by the Seller and used in the Aggregate Business, including those described in Schedule 1.1(nnn)(iv);

         (v) the full benefit of all manufacture, service or licence agreements to which Seller is entitled in relation to any Equipment Leases or other assets or machinery forming part of the Purchased Assets;

         (vi) GOODWILL OF AGGREGATE BUSINESS - the right, title and interest of the Seller in the goodwill of the Aggregate Business;

         (vii) PREPAID EXPENSES - all prepaid expenses and deposits including, without limitation, taxes, business taxes, rents, telephone and insurance incurred by the Seller in connection with the Aggregate Business but excluding income, capital and other taxes which are personal to the Seller and not incurred in connection with the Aggregate Business;

         (viii) ACCOUNTS RECEIVABLE - all accounts receivable, bills receivable, trade accounts, book debts, and other amounts due, owing or accruing due to the Seller in connection with the Aggregate Business, including for greater certainty, the benefit of all security (including cash deposits), guarantees and other collateral held by the Seller in respect of any accounts receivable;

         (ix) INTELLECTUAL PROPERTY RIGHTS - all right, title and interest of the Seller in the Intellectual Property Rights;

                                                   SIGNATURE COPY - JUNE 3, 1998


         (x) INVESTMENTS - the 3,750 issued and outstanding common shares of National Slag Limited;

         (xi)    LICENSES - all the Licenses;

         (xii) BOOKS AND RECORDS - all business books and records used in the conduct of the Aggregate Business, including without limitation, all financial, operating, inventory, legal, personnel, payroll, and customer records and all sales and promotional literature, correspondence and files and all plans and specifications, if any, relating to the Real Property or the plant, buildings and improvements thereon; and,

         (xiii) GENERAL - the assets relating to the Aggregate Business listed in Schedule 1.1(nnn)(xiii).

(ooo) "PURCHASED PROPERTIES" means the freehold, leasehold, and other interests (whether beneficial or legal or both) in real and immoveable properties owned by or on behalf of or used by the Seller in connection with the Aggregate Business, and described as follows:

         (i) the freehold lands and premises described in Schedule 1.1(ooo)(i) (the "NORTH QUARRY SITE");

         (ii) the freehold lands and premises described in Schedule 1.1(ooo)(ii) (the "SOUTH QUARRY SITE");

         (iii) the freehold lands and premises described in Schedule 1.1(ooo)(iii) (the "QUEENSTON QUARRY SITE");

         (iv) the freehold lands and premises described in Schedule 1.1(ooo)(iv) (the "AGGREGATE/LIME PROCESSING SITE")

and all plant, buildings, sidings, parking lots, roadways, structures, erections, improvements, appurtenances and fixtures situate on or forming part of such lands and premises, except for the Excluded Assets.

(ppp) "PURCHASED SHARES" means, collectively, the Incorporator Share and the Common Shares.

(qqq)    "QUEENSTON QUARRY SITE" has the meaning set forth in Section
1.1(ooo)(iii).

(rrr) "REAL PROPERTIES" means, collectively, the Purchased Properties, the Moxley Road Site and the Brow Site.

                                                   SIGNATURE COPY - JUNE 3, 1998


(sss) "REDEMPTION PRICE" means the total redemption price for the Preference Shares, being an amount equal to the Share Purchase Price.

(ttt)    "SCHEDULED PERMITS" has the meaning set forth in Section 5.7(c).

(uuu) "SECOND CLOSING TIME" means 10:30 o'clock in the forenoon on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place.

(vvv) "SELLER" means Redland Quarries Inc., a corporation organized and existing under the laws of the Province of Ontario.

(www) "SHARE ACQUIROR" means 3489949 Canada Inc., a corporation incorporated under the laws of Canada.

(xxx) "SHARE PURCHASE PRICE" means the purchase price to be paid by the Share Acquiror to the Seller for the Purchased Shares, all as provided in
Section 3.2.

(yyy)    "SOUTH QUARRY SITE" has the meaning set forth in Section 1.1(ooo)(ii).

(zzz) "TAXES" means any Canadian, United States, United Kingdom, French or other foreign, federal, state, local, provincial or municipal net income, gross income, gross receipts, sales, goods and services, use, ad valorem, transfer, franchise, profits, withholding, capital, payroll (including, for greater certainty, Canada Pension Plan and Employment Insurance Act premiums), employment, excise, stamp, occupation, property, customs, duties or other type of fiscal levy and all other taxes of any kind whatsoever, together with any interest, penalties or fines imposed or assessed with respect thereto and "TAX" shall have a corresponding meaning.

(aaaa) "THIRD CLOSING TIME" means 11:00 o'clock in the forenoon on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place.

(bbbb)   "TO THE KNOWLEDGE" or similar phrases, when used in reference to:

         (A)     the Seller means the knowledge of persons identified in
                 Schedule 1.1(www) (a); and,

         (B) the Asset Acquiror, Share Acquiror or Lafarge Canada means the knowledge of persons identified in Schedule 1.1(www)(b).

(cccc)   "UNADJUSTED PURCHASE PRICE" has the meaning set forth in Section 3.2.

(dddd)   "UNITED STATES STOCK PURCHASE AGREEMENT" has the meaning set forth in
Section 8.1.

(eeee) "WORKING CAPITAL AMOUNT" means the amount for the Aggregate Business calculated in the manner set forth on Schedule 1.1, excluding, however, an amount equal to the amount (calculated

                                                   SIGNATURE COPY - JUNE 3, 1998


as of the date of the particular acquisition) of any working capital purchased, or assumed, on or after January 1, 1998 and before the Closing Date in connection with the acquisition by Seller of an aggregate business as a going concern, using Closing Date values obtained from the Working Capital Statement.

(ffff)   "WRITTEN NOTICE" has the meaning set forth in Section 11.1.

(gggg) "WORKING CAPITAL STATEMENT" means the working capital statement for the Aggregate Business as at the Closing Date, prepared in accordance with
Section 2.15.

1.2      Schedules.  The following Schedules are an integral part of this
Agreement:

               Schedule 1.1             -   Agreed Working Capital Amount
               Schedule 1.1(k)          -   Assumption Agreement
               Schedule 1.1(t)          -   Collective Agreements
               Schedule 1.1(w)          -   Contracts
               Schedule 1.1(cc)         -   Equipment Leases
               Schedule 1.1(ee)(ii)     -   Lime Plant Site
               Schedule 1.1(ee)(ii)B    -   Lime Plant Assets
               Schedule 1.1(ee)(iii)    -   Operating Systems
               Schedule 1.1(ee)(iv)     -   Moxley Road Property Description
               Schedule 1.1(ee)(v)      -   Brow Landfill Site Description
               Schedule 1.1(ff)(x)      -   Excepted Excluded Liabilities
               Schedule 1.1(mm)         -   Group Plans
               Schedule 1.1(rr)         -   Intellectual Property Rights
               Schedule 1.1(aaa)        -   Licenses
               Schedule 1.1(jjj)        -   Pension Plans
               Schedule 1.1(nnn)(iv)    -   Fixed Assets and Equipment
               Schedule 1.1(nnn)(xiii)  -   Other Purchased Assets
               Schedule 1.1(ooo)(i)     -   North Quarry Site
               Schedule 1.1(ooo)(ii)    -   South Quarry Site
               Schedule 1.1(ooo)(iii)   -   Queenston Quarry Site
               Schedule 1.1(ooo)(iv)    -   Aggregate / Lime Processing Site
               Schedule 1.1(www)(a)     -   Persons with Knowledge - Seller
               Schedule 1.1(www)(b)     -   Persons with Knowledge - Lafarge
                                            Canada et. al.
               Schedule 2.6             -   Fair Market Values of Purchased
                                            Assets
               Schedule 3.3             -   Articles of Incorporation of Share
                                            Acquiror
               Schedule 5.4             -   Qualification re: Sufficiency of
                                            Assets
               Schedule 5.5             -   Conflicts and Defaults of Seller
               Schedule 5.7(a)          -   Pending Legal Proceedings
               Schedule 5.7(b)          -   Governmental Compliance
               Schedule 5.7(c)          -   Missing Licenses/Transferability
                                            of Licenses

                                                   SIGNATURE COPY - JUNE 3, 1998


               Schedule 5.7(d)          -   Environmental Compliance
               Schedule 5.8             -   Employment  Contracts
               Schedule 5.9             -   Benefit Plans
               Schedule 5.10            -   Financial Statements
               Schedule 5.11            -   Required Filings and Permits
               Schedule 5.12(a)         -   Liens
               Schedule 5.13            -   Material Adverse Change
               Schedule 5.14            -   Reserves
               Schedule 5.15            -   Material Agreements/Transferability
                                            of Agreements
               Schedule 5.16            -   Assumed Liabilities
               Schedule 5.18            -   Exceptions to Accounts Receivable
               Schedule 5.19            -   Affiliate Transactions
               Schedule 5.20            -   Customers and Suppliers
               Schedule 5.25            -   Locations of Material Tangible
                                            Assets
               Schedule 5.27            -   Guarantees and Indemnitees
               Schedule 6.3             -   Conflicts and Defaults of Share
                                            Acquiror and Lafarge Canada
               Schedule 7.1             -   Out of the Ordinary Course
                                            Exceptions
               Schedule 7.17            -   Employees
               Schedule 7.20(a)         -   Form of Pension Assumption
                                            Agreement
               Schedule 7.20(b)         -   Actuarial Methods, Assumptions and
                                            Principles
               Schedule 7.23            -   Form of Lime Plant Lease
               Schedule 8.2(g)          -   Form of Opinion of McCarthy
                                            Tetrault
               Schedule 8.3(e)          -   Form of Lafarge S.A. Guarantee
               Schedule 8.3(i)          -   Form of Opinion of Miller Thomson
                                            and Form of opinion of
                                            Andre-Gilles Taithe, corporate
                                            counsel to Lafarge S.A.

1.3 Arm's Length. For purposes of this Agreement, Persons are not dealing "at arm's length" with one another if they would not be dealing at arm's length with one another for purposes of the ITA.

1.4 Business Days. Whenever any action or payment to be taken or made under this Agreement shall be stated to be required to be taken or made on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day.

1.5 Statutory Instruments. Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any law, by-law, rule, regulation, order, act or statute of any government, governmental body or other regulatory body shall be construed as a reference to those as amended or re-enacted from time to time or as a reference to any successor to those.

                                                   SIGNATURE COPY - JUNE 3, 1998


1.6 Provincial Tax Legislation. For the purposes of this Agreement, where the context so permits, any reference to the ITA includes a reference to any analogous provincial legislation, any reference to any provision of the ITA includes a reference to the corresponding provision of any such analogous provincial legislation, any reference to Revenue Canada includes a reference to any relevant provincial taxation authority and any reference to a filing or similar requirement imposed under the ITA includes a reference to any corresponding filing or requirement imposed under any such analogous provincial legislation.

1.7 Accounting Terms. All accounting terms not otherwise defined have the meanings assigned to them, and all calculations are to be made and all financial data to be submitted are to be prepared, in accordance with the generally accepted accounting principles ("GAAP") approved from time to time by the Canadian Institute of Chartered Accountants, or any successor institute applied on a consistent basis.

1.8 Liabilities and Obligations. Lafarge Canada, Asset Acquiror and Share Acquiror acknowledge that Asset Acquiror and Share Acquiror are, or will upon Closing, become wholly-owned subsidiaries of Lafarge Canada and that it is essential to Seller in entering into this Agreement that the covenant of Lafarge Canada extends to all the liabilities and obligations of Asset Acquiror and Share Acquiror under this Agreement and the Acquiror Other Agreements. The Parties therefore confirm their intention, and the Parties hereby agree, that each of Lafarge Canada, Asset Acquiror and Share Acquiror are jointly and severally liable for the payment and performance of all the liabilities and obligations under this Agreement and under the Acquiror Other Agreements of Lafarge Canada, Asset Acquiror and Share Acquiror, whether or not those liabilities and obligations are expressed as the liabilities and obligations of one or more of them.

                                   ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS

2.1 Purchase and Sale of Purchased Assets. Upon and subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and set over to the Asset Acquiror and the Asset Acquiror shall purchase and acquire from the Seller at the First Closing Time, the Purchased Assets for the Asset Purchase Price payable as provided in Section 2.7.

                                                   SIGNATURE COPY - JUNE 3, 1998


2.2 Excluded Assets. For greater certainty, the Excluded Assets shall be specifically excluded from the Purchased Assets whether or not they may be considered to form part of the property and assets of the Aggregate Business. Within 30 days following the Closing Date, the Seller shall at its own expense remove all tangible Excluded Assets, if any, from the premises of the Aggregate Business except for the PH neutralization plant.

2.3 Assumed Liabilities. The Asset Acquiror agrees to assume and become liable only for the Assumed Liabilities at the First Closing Time by executing and delivering the Assumption Agreement to the Seller.

2.4 Excluded Liabilities. For greater certainty, it is understood that the Asset Acquiror will assume no liabilities other than those described in or forming part of the Assumed Liabilities that, without limitation, do not include the Excluded Liabilities.

2.5 Non-Assignable Contracts. This Agreement and any document delivered under this Agreement shall not constitute an assignment or an attempted assignment of any Contract, Equipment Lease or Licence contemplated to be assigned to the Asset Acquiror under this Agreement:

         (a) which is not assignable without the consent of a third party if such consent has not been obtained and such assignment or attempted assignment would constitute a breach of such contract or agreement; or

         (b) in respect of which the remedies for the enforcement of such contract or agreement available to the Seller would not pass to the Asset Acquiror.

         The Seller shall use its best efforts to obtain the consents of third parties as may be necessary for the assignment of the Contracts, the Equipment Leases and the Licenses except that the Seller shall not be obliged to make any payments to those third parties in addition to those required to be made under those contracts or agreements in order to obtain such consents, unless the Asset Acquiror agrees in writing to reimburse the Seller for such payments at the time that they are made. To the extent that any of the foregoing items are not assignable by their terms or where consents to their assignment cannot be obtained as provided in this Section 2.5, such items shall be held by the Seller in trust for the Asset Acquiror and the covenants and obligations under those contracts or agreements shall be performed by the Asset Acquiror in the name of the Seller and all benefits and obligations

                                                   SIGNATURE COPY - JUNE 3, 1998


existing therein shall be for the account of the Asset Acquiror. The Seller shall take or cause to be taken such action in its name or otherwise as the Asset Acquiror may reasonably require so as to provide the Asset Acquiror with the benefits of those contracts or agreements and to effect collection of money to become due and payable under such items and the Seller shall promptly pay over to the Asset Acquiror all money received by the Seller in respect of all of the foregoing items. Upon the Closing, the Seller and the Asset Acquiror shall execute and deliver a general assignment of contracts, leases and licenses agreement, under which the Seller shall authorize the Asset Acquiror, at the Asset Acquiror's expense, to perform all of the Seller's obligations under the foregoing items and constitute the Asset Acquiror its attorney to act in the name of the Seller with respect to those items, and the Asset Acquiror shall agree to assume those obligations.

         Nothing in this Section 2.5 shall limit the effect of Subsection 8.3(1) regarding consents to assignments.

2.6 Asset Purchase Price. The Asset Purchase Price payable by the Asset Acquiror under this Agreement for the Purchased Assets shall be the aggregate of the respective fair market values as at the First Closing Time of the Purchased Assets which, subject to the adjustments provided in this Article II, shall be the aggregate of the amounts set forth in Schedule 2.6.

         The Asset Purchase Price shall be allocated amongst the Purchased Assets in accordance with the foregoing and the Seller and the Asset Acquiror hereby agree to report the purchase and sale of the Purchased Assets for all Tax purposes in a manner consistent with the foregoing calculation.

2.7 Payment of Asset Purchase Price. At the First Closing Time, the Asset Acquiror shall pay and satisfy the Asset Purchase Price as follows:

         (a) as to a portion of the Asset Purchase Price equal to the aggregate book value of the Assumed Liabilities, by the assumption by the Asset Acquiror of the Assumed Liabilities, as at and from the Closing Time; and

         (b) as to the balance of the Asset Purchase Price, by the allotment, issuance and delivery to the Seller as fully paid and non-assessable of 999 common shares in the capital of the Asset Acquiror (the "COMMON SHARES").

         The Asset Acquiror acknowledges that the Asset Purchase Price does not include GST payable, if any, as a result of the purchase and sale of the Purchased Assets.

                                                   SIGNATURE COPY - JUNE 3, 1998


2.8 Stated Capital Account. In accordance with the provisions of subsection 26(3) of the Canada Business Corporations Act, the Asset Acquiror agrees that it shall add to the stated capital account maintained by it for its common shares in respect of the Common Shares to be issued by it pursuant to subsection 2.7(b) an amount equal to $1.00.

2.9 Allocation of Consideration. The aggregate consideration for the Purchased Assets, as set out in section 2.7, shall be allocated among, and shall be applied in payment and satisfaction of the applicable portion of the Asset Purchase Price for each of the Purchased Assets as follows:

         (a)     the Assumed Liabilities shall be allocated:

                 (i) firstly, to the Accounts Receivable to the extent of the portion of the Asset Purchase Price (for greater certainty, net of any allowance for doubtful accounts) attributable thereto;

                 (ii) secondly, to prepaid expenses and deposits included in the Purchased Assets to the extent of the portion of the Asset Purchase Price attributable thereto; and

                 (iii) thirdly, to those of the Purchased Assets which constitute "eligible property" (other than accounts receivable) within the meaning of subsection 85(1.1) of the ITA to the extent of the Elected Amount for each such Purchased Asset computed in accordance with
                          Section 2.10 until the full amount of the Assumed Liabilities has been allocated; and

         (b) the Common Shares shall be allocated in payment and satisfaction of the balance of the Asset Purchase Price for the Purchased Assets.

2.10 Election under subsection 85(1) of ITA. The Seller and the Asset Acquiror agree to file jointly and on a timely basis an election in prescribed form under the provisions of subsection 85(1) of the ITA in respect of the purchase and sale of those Purchased Assets which are "eligible property" as defined in subsection 85(1.1) of the ITA, whereby the Elected Amount in respect of each such Purchased Asset shall be the minimum amount permissible under section 85 of the ITA (calculated solely for this purpose on the assumption that no portion of the Assumed Liabilities is allocated in payment of the portion of the Asset Purchase Price attributable to such Purchased Asset) and provided that the Elected Amount in respect of each such Purchased Asset shall not be less than

                                                   SIGNATURE COPY - JUNE 3, 1998


the minimum amount of $1.00. With respect to depreciable property and eligible capital property as defined in the ITA, an election shall be made in respect of each item of depreciable property and eligible capital property separately, the order of disposition to be designated by the Seller. The Seller and the Asset Acquiror agree that no election under subsection 85(1) of the ITA shall be made in respect of accounts receivable which form part of the Purchased Assets as described in Section 1.1(nnn)(viii). The Seller shall provide to the Asset Acquiror upon request all available background information in its possession which is necessary to enable the Asset Acquiror to verify the information contained in such elections. The Seller and the Asset Acquiror agree that the foregoing provisions of this section shall apply, mutatis mutandis, to the election available under the Corporations Tax Act (Ontario) and under any other comparable legislation.

2.11 Election under section 22 of ITA. The Seller and the Asset Acquiror hereto agree to file such elections as are required to elect, pursuant to subsection 22(1) of the ITA, an amount equal to the book value (net of allowance for doubtful accounts) of the accounts receivable which form part of the Purchased Assets as described in Section 1.1(nnn)(viii) purchased hereunder to be the consideration paid therefor.

2.12 Election under subsection 167(1) of ETA. The Seller and the Asset Acquiror hereby agree to elect jointly under subsection 167(1) of the ETA, in the prescribed form and within the prescribed time for purposes of the ETA, in connection with the sale of the Purchased Assets hereunder.

2.13 Transfer Taxes. The Asset Acquiror shall be liable for and shall pay all Taxes properly payable in connection with the conveyance and transfer of the Purchased Assets to the Asset Acquiror other than taxes calculated on or with reference to the income or capital of the Seller (collectively, "TRANSFER TAXES"). For greater certainty, the liability for Transfer Taxes shall not constitute Assumed Liabilities for purposes of this Agreement and shall not reduce the Asset Purchase Price or the Working Capital Amount.

2.14 Adjustment of Elected Amount. In the event that Revenue Canada disputes the Elected Amount of any of the Purchased Assets, the Seller and the Asset Acquiror hereby agree to amend the elections referred to in Section 2.10 in accordance with the provisions of the ITA and regulations thereunder so that the Elected Amount for such Purchased Asset shall be the amount finally determined as such Elected Amount, whether by a court of competent jurisdiction or by a settlement

                                                   SIGNATURE COPY - JUNE 3, 1998


approved by the Seller, the Asset Acquiror and Revenue Canada. In the event of any such adjustment, the consideration allocated to the relevant Purchased Assets shall be adjusted as of the First Closing Time so that the portion of the Assumed Liabilities allocated as full or partial consideration for each such Purchased Asset shall not exceed the Elected Amount.

2.15     Working Capital Statement.

         (a) Seller shall prepare, promptly after Closing, the Working Capital Statement prepared in accordance with the provisions of this Section
2.15. The Working Capital Statement shall be prepared on the basis of the accounting policies and methods used in the Financial Statements and shall show the Working Capital Amount as of the Closing Date.

         (b) Seller shall use commercially reasonable efforts to cause a draft Working Capital Statement to be delivered to Asset Acquiror within 60 days after the Closing.

         (c) Asset Acquiror shall notify Seller within 30 days of receipt of such draft Working Capital Statement whether or not it accepts it for the purposes of this Agreement. In making such determination, Asset Acquiror shall act in good faith.

         (d) If Asset Acquiror notifies Seller that it does not accept such draft Working Capital Statement:

                 (i) Asset Acquiror shall set out its reasons for such non-acceptance and specify the adjustments which, in its opinion, should be made to the draft Working Capital Statement in order to comply with the requirements of this Agreement; and

                 (ii) the Seller and the Asset Acquiror shall use all reasonable efforts to meet and discuss the objections of Asset Acquiror and to reach agreement upon the adjustments (if any) required to be made to the draft Working Capital Statement.

         (e) If Asset Acquiror is satisfied with the draft Working Capital Statement (either as originally submitted or after adjustments agreed upon between Asset Acquiror and Seller) or if Asset Acquiror fails to notify Seller of its non-acceptance of the draft Working Capital Statement within the 30 day period referred to in Section 2.15(c), then the draft Working Capital Statement

                                                   SIGNATURE COPY - JUNE 3, 1998


(incorporating any agreed adjustments) shall constitute the Working Capital Statement for the purposes of this Agreement.

         (f) If Asset Acquiror and Seller do not reach agreement within 15 days of Asset Acquiror's notice of non- acceptance under Section 2.15(d), then the matters in dispute shall be referred, on the request of either party, for determination by KPMG in Toronto (or, if they are unable or unwilling to do so, another independent firm of internationally recognized public accountants that does not provide material services to Asset Acquiror or Seller or their respective Affiliates) (the "FIRM"). The following provisions shall apply:

                 (i) Asset Acquiror and Seller shall enter into an engagement agreement with the Firm containing customary terms and provisions, including customary indemnification of the Firm;

                 (ii) Asset Acquiror and Seller shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to the Firm as soon as possible, and, in any event, within 15 days of its appointment, for determination by the Firm within 30 days of its appointment;

                 (iii) in making such determination the Firm shall state what adjustments (if any) are necessary to the draft Working Capital Statement in order to comply with the requirements of this Agreement;

                 (iv) Seller and Asset Acquiror shall each provide the Firm with all information which it reasonably requires and the Firm shall be entitled (to the extent it considers appropriate) to base its opinion on such information and on the accounting and other records of the Seller and Asset Acquiror;

                 (v) the Firm shall act as an expert (and not as an arbitrator) in making any such determination which shall (in the absence of manifest error) be final and binding on the Seller and the Asset Acquiror; and

                 (vi) the expenses of any such determination by the Firm shall be shared equally by Seller and Asset Acquiror.

                                                   SIGNATURE COPY - JUNE 3, 1998


         (g) Once Seller and Asset Acquiror reach (or pursuant to Section 2.15(e) are deemed to reach) agreement on the Working Capital Statement (or the Working Capital Statement is finally determined at any stage in the procedures set forth in this Section 2.15):

                 (i) the Working Capital Statement as so agreed or determined shall be the Working Capital Statement for the purposes of this Agreement and shall be final and binding on the Seller and the Asset Acquiror; and

                 (ii) the Working Capital Amount as of the Closing shall be derived from the Working Capital Statement for purposes of computing the Share Purchase Price.

                                  ARTICLE III

                     PURCHASE AND SALE OF PURCHASED SHARES

3.1 Purchase and Sale of Purchased Shares. Upon and subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and set over to the Share Acquiror and the Share Acquiror shall purchase and acquire from the Seller at the Second Closing Time, the Purchased Shares for the Share Purchase Price payable as provided in Section 3.3.

3.2 Share Purchase Price. The Share Purchase Price payable by the Share Acquiror under this Agreement for the Purchased Shares shall be, subject to the adjustments provided in this Section 3.2 and in Section 3.6, the sum of $41,800,000 (the "UNADJUSTED PURCHASE PRICE"). The Unadjusted Purchase Price shall be adjusted on the Closing Date or no later than 30 days after the Closing Date as follows:

         (a) the Unadjusted Purchase Price shall be decreased by the amount of any cash proceeds received by Seller from the sale of any capital assets relating to the Aggregate Business on or after January 1, 1998 and before the Closing Date; and

         (b)     the Unadjusted Purchase Price shall be increased by:

                 (i) the amount of cash paid by the Seller on or after January 1, 1998 and before the Closing Date for acquisitions of aggregate businesses as going concerns; and

                                                   SIGNATURE COPY - JUNE 3, 1998


                 (ii) the amount of cash paid by the Seller on or after January 1, 1998 and before the Closing Date in respect of capital expenditures relating to the Aggregate Business.

3.3 Payment of Share Purchase Price. At the Second Closing Time, the Share Acquiror shall pay and satisfy the Share Purchase Price for the Purchased Shares by the allotment, issuance and delivery to the Seller, as fully paid and non-assessable, of 100,000 redeemable, retractable preference shares in the capital of the Share Acquiror having the rights, privileges, restrictions and conditions set forth in the articles of incorporation of the Share Acquiror a true copy of which is annexed as Schedule 3.3 hereto (the "PREFERENCE SHARES").

3.4 Stated Capital Account. In accordance with subsection 26(3) of the Canada Business Corporations, the Share Acquiror shall add to the stated capital account maintained for its issued preference shares in respect of the issuance of the Preference Shares pursuant to this Agreement, an amount equal to the Elected Amount in respect of the Purchased Shares.

3.5 Election under subsection 85(1) of ITA. The Seller and the Share Acquiror agree to file jointly and on a timely basis an election in prescribed form under the provisions of subsection 85(1) of the ITA in respect of the purchase and sale of the Purchased Shares, whereby the Elected Amount shall be an amount equal to the adjusted cost base to the Seller of the Purchased Shares immediately before the disposition thereof pursuant to this Agreement. In the event that Revenue Canada disputes the Elected Amount in respect of the Purchased Shares, the Seller and the Share Acquiror hereby agree to amend the elections referred to in Section 3.5 in accordance with the provisions of the ITA and regulations thereunder so that the Elected Amount for such Purchased Shares shall be the amount finally determined as such Elected Amount, whether by a court of competent jurisdiction or by a settlement approved by the Seller, the Share Acquiror and Revenue Canada.

3.6 Share Purchase Price Adjustment. The parties hereto agree that the Unadjusted Purchase Price, as adjusted under Section 3.2, shall be adjusted after Closing as follows such that if the Working Capital Amount as of the Closing, as determined in accordance with Section 2.15(g) is:

                 (i) less than the Agreed Working Capital Amount, then the total price payable pursuant to Section 3.2 of this Agreement shall be reduced by the amount of such shortfall; or

                                                   SIGNATURE COPY - JUNE 3, 1998


                 (ii) more than the Agreed Working Capital Amount, then the total price payable pursuant to Section 3.2 of this Agreement shall be increased by the amount of such excess.

                                   ARTICLE IV

                        REDEMPTION OF PREFERENCE SHARES

4.1 Redemption of Preference Shares. At the Third Closing Time, the Share Acquiror shall redeem all of the Preference Shares at the Redemption Price.

4.2 Payment of Redemption Price. The Redemption Price for the Preference Shares shall be paid and satisfied in accordance with the redemption provisions contained in the rights, privileges, restrictions and conditions of the Preference Shares set forth in Schedule 3.3 hereto.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF SELLER AND LAFARGE S.A.

         As a material inducement to Asset Acquiror, Share Acquiror and Lafarge Canada to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore or hereafter made by Asset Acquiror, Share Acquiror or Lafarge Canada, each of Seller and Lafarge S.A. hereby represents and warrants to Share Acquiror and Lafarge Canada as follows, but subject to the limitation that the representations and warranties in Sections 5.18 and 5.19 are qualified to the extent of any actions taken by Lafarge Canada or its Affiliates in connection therewith on and after April 27, 1998 whether or not the Seller knows of those actions:

         5.1 Corporate Organization and Qualification. Each of Seller, Lafarge S.A. and Asset Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and Seller is, and Asset Acquiror will be at the First Closing Time, duly qualified to do business and is in good standing in all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business

                                                   SIGNATURE COPY - JUNE 3, 1998


as it is now being conducted. Seller has heretofore made available to Asset Acquiror, Share Acquiror and Lafarge Canada complete and correct copies of the certificate or articles of incorporation and the bylaws of Seller and Asset Acquiror, as currently in effect. Asset Acquiror has not prior to the First Closing Time carried on any business.

         5.2 Corporate Authority. Each of Seller, Lafarge S.A. and Asset Acquiror has full corporate power and authority to execute and deliver this Agreement and each of the other agreements and instruments contemplated hereby to be delivered by Seller, Lafarge S.A. and Asset Acquiror and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other agreement and instrument contemplated hereby to be executed and delivered by each of Seller, Lafarge S.A. and Asset Acquiror (including, without limitation, the Non-Competition Agreements and the Guarantee) (collectively, the "SELLER OTHER AGREEMENTS") and the consummation of the transactions contemplated to be performed hereunder or thereunder have been duly and validly authorized by all necessary corporate actions of each of Seller, Lafarge S.A. and Asset Acquiror. This Agreement has been duly and validly executed and delivered by Seller, Lafarge S.A. and Asset Acquiror and constitutes, and each Seller Other Agreement will constitute when executed and delivered to Share Acquiror and Lafarge Canada, a valid and binding agreement of each of Seller, Lafarge S.A. and Asset Acquiror, as applicable, enforceable against each of them respectively, as applicable, in accordance with the terms hereof and thereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally.

         5.3     Capital Stock.

                 (a) The authorized capital stock of Asset Acquiror consists of an unlimited number of common shares, of which only the Incorporator Share is issued and outstanding on the date of this Agreement and only the Purchased Shares will be issued and outstanding on the Closing Date. The Incorporator Share constitutes the only issued and outstanding capital stock of Asset Acquiror as at the date of this Agreement. Seller is the registered and beneficial owner of the Incorporator Share and will become the registered and beneficial owner of the remaining Purchased Shares at the First Closing Time. Neither Seller nor Lafarge S.A. is a party to, or bound by, any agreement or understanding, other than this Agreement, restricting the voting or transfer of the

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                                                   SIGNATURE COPY - JUNE 3, 1998


Purchased Shares. Upon delivery of and payment for the Purchased Shares pursuant to this Agreement, Share Acquiror will acquire good and valid title to the Purchased Shares, free and clear of all Liens.

                 (b) The Incorporator Share has been and the remaining Purchased Shares at the Second Closing Time will be duly authorized and validly issued and are fully paid and non-assessable and free of preemptive or similar rights. There are no (i) securities of Seller or any other entity, or any other instruments or rights, convertible into or exchangeable for shares of capital stock or any other securities of Asset Acquiror, (ii) warrants, options or other rights to acquire from Seller, or any other entity, or other obligations of Seller or Lafarge S.A. to issue, any capital stock or other securities or securities convertible into or exchangeable for capital stock or any other securities of Asset Acquiror, (iii) voting trusts or agreements relating to the capital stock of Asset Acquiror or bonds, debentures, notes or other obligations or securities of Seller or Asset Acquiror or any other entity the holders of which have the right to vote with the stockholders of Asset Acquiror on any matter submitted for the vote of Asset Acquiror shareholders or
(iv) phantom security interests in, or other agreements or commitments of any nature relating to, the capital stock or other securities of Asset Acquiror.

                 (c) The Seller is the registered and beneficial owner of 3,750 common shares of National Slag Limited, representing 50% of the issued and outstanding shares of National Slag Limited.

         5.4 Sufficiency of Assets. Except to the extent that any Excluded Assets are employed by Seller in the operation of the Aggregate Business, including those Excluded Assets set forth in Schedule 5.4, the Purchased Assets comprise all the property, rights and assets necessary for the carrying on of the Aggregate Business, as and to the extent to which it is presently conducted. No Person, other than the Seller, has any right to the use or possession of any material property, rights or assets (other than rights of lessors under the Lease and the Equipment Leases that may arise in the future following termination thereof) that are necessary for the carrying on of the Aggregate Business. Seller does not use in the conduct of the Aggregate Business any material equipment, properties or assets owned by any other Person, except property leased or licensed to Seller under the valid and enforceable Lease and Equipment Leases.

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                                                   SIGNATURE COPY - JUNE 3, 1998


         5.5 Conflicts and Defaults. Neither the execution, delivery and performance by Seller or Lafarge S.A. of this Agreement or any of the Seller Other Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Seller, Lafarge S.A. or Asset Acquiror with any of the provisions hereof or thereof will, except as set forth in Schedule 5.5,
(a) violate, conflict with, or result in a breach of any provisions of, or constitute a default which, with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Seller under any of the terms, conditions, or provisions of (i) its certificates of incorporation, or by-laws, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument, obligation or arrangement to which Seller is a party or by which it may be bound or to which Seller or any of the properties or assets of Seller may be subject except where such violation would not have a Material Adverse Effect and except where the consent to the transfer or assignment thereof by a Person other than Seller is required (as described in Schedule 5.11) and such consent is not obtained on or before the Closing Date, or (b) violate any Law applicable to Lafarge S.A. or Seller, or any of their respective properties or assets except where such violation would not have a Material Adverse Effect.

         5.6 Tax Returns. Seller has provided Lafarge Canada with true copies of its federal and provincial income tax returns for its 1994 to 1996 taxation years.

         5.7     Legal Proceedings and Governmental Compliance.

                 (a) Except as set forth in Schedule 5.7(a) or Schedule 5.7(d), there is no pending claim, action, suit, grievance, complaint, prosecution or other proceeding, or, to Seller's knowledge, governmental investigation, or, to Seller's knowledge, threat of any of the foregoing, against Seller in respect of the Aggregate Business or Purchased Assets that involves an amount in controversy or seeks damages, penalties or fines in excess of $50,000 or that concerns the revocation or suspension of any Scheduled Permit, and, to the knowledge of Seller, there is no basis for any such action. Schedule 5.7(c) also indicates, with respect to each matter shown thereon, whether the matter is covered (subject to applicable deductibles, policy limits and co-insurance, if any) by insurance or not or whether there is a reservation of rights.

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                                                   SIGNATURE COPY - JUNE 3, 1998


                 (b) Except as set forth in Schedule 5.7(b), to Seller's knowledge the Aggregate Business is in compliance in all material respects with all applicable Laws.

                 (c) Except as set forth on Schedule 5.7(c), to Seller's knowledge, the Licenses listed in Schedule 1.1(aaa) constitute all governmental permits, business licenses, certificates, approvals, authorizations, franchises, and other similar items necessary for the lawful conduct of the Aggregate Business as it is currently conducted, including all licenses required to comply with applicable Environmental Laws and all mining permits and all other licenses relating to the Aggregate Business or the Purchased Assets (collectively, the "SCHEDULED PERMITS"). Except as set forth in
Schedule 5.7(c), all Scheduled Permits are in full force and effect and are being complied with in all material respects. Schedule 5.7(c) also identifies all the Licenses that are freely assignable or transferable, the Licenses that are not assignable or transferable and the Licenses that are assignable or transferable upon receipt of the consent of a Governmental Entity.

                 (d)      Except as set forth in Schedule 5.7(d):

                          (i) Seller has been, and the Aggregate Business is being operated, in compliance in all material respects with all applicable Environmental Laws.

                          (ii) There is no Environmental Claim pending or, to the Seller's knowledge, threatened against Seller or, to Seller's knowledge, pending or threatened by or against any other Person with respect to the Purchased Assets or the Aggregate Business or for whose liability for any Environmental Claim the Seller has or may have retained or assumed by contract or otherwise.

                          (iii) There are no administrative or judicial judgments, orders or decrees that relate to violations of Environmental Law with respect to Seller or the Aggregate Business or to the release, discharge, emission or disposal of Hazardous Materials on, to, from or under the Purchased Properties.

                          (iv) To Seller's knowledge, (a) there have been no releases, discharges, emissions or disposals of Hazardous Materials on, to, from or under the Purchased Properties in violation of an Environmental Law that have not been remediated to the satisfaction of the Governmental Entity with jurisdiction over said release, discharge, emission or disposal, and (b) no part of the Purchased Properties is or contains, in violation of an Environmental Law,

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                                                   SIGNATURE COPY - JUNE 3, 1998


         a waste disposal site for non-hazardous or hazardous waste as defined by the Environmental Protection Act (Ontario).

As used in this Agreement, the term "ENVIRONMENTAL LAWS" means any Laws, including written policies and guidelines and directives, administrative rulings or interpretations, that are in effect, as well as the common law and any judicial or administrative order, consent decree or judgment that is in effect, and that are applicable within the Province of Ontario and which relate to pollution or the protection of the environment, including, without limitation, the Atomic Energy Control Act (Canada), the Canadian Environmental Protection Act (Canada), the Pest Control Products Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Environmental Protection Act (Ontario), the Environmental Assessment Act (Ontario), the Ontario Water Resources Act (Ontario) and the Occupational Health & Safety Act (Ontario), and the regulations promulgated pursuant thereto or issued by any Governmental Entity in respect thereof, and equivalent or similar local and provincial ordinances and statutory programs and the regulations promulgated pursuant thereto.

         5.8 Labour and Employment. No labour lockout, work stoppage or organized slow down involving Seller exists or, to Seller's knowledge, is threatened, nor has there been any such activity within the past three years. Except for the Collective Agreements (i) no employees of the Seller are represented by any labour union nor are any collective bargaining agreements or negotiations otherwise in effect with respect to such employees and (ii) Seller has no knowledge of any union organizing activities with respect to employees of the Seller within the past three years. Except as set forth on Schedule 5.8, there are no employment contracts with any Employees of Seller that contain terms and conditions of employment different than those previously disclosed by Seller to Lafarge Canada. To Seller's knowledge, no Governmental Entity is conducting or intends to conduct any investigation of or prosecution regarding employment conditions or practices of Seller. None of the Employees is presently on temporary leave of absence, layoff or disability.

         5.9 Employee Benefit Plans. Schedules 1.1(mm) and 5.9 collectively contain true and complete lists of all pension, retirement, supplementary retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, severance, employment, consulting, bonus, group insurance, employee welfare and/or benefit policies, contracts, plans, and arrangements, and all trust agreements or insurance contracts or other similar

                                                   SIGNATURE COPY - JUNE 3, 1998


documents relating thereto, maintained, sponsored or administered by Seller and with respect to which Seller contributes, is obligated to contribute or has or may have any liability, or which covers any of the present or former directors, officers, or other employees of the Seller (collectively, "BENEFIT PLANS"). Seller has delivered to Lafarge Canada true and complete copies of each Benefit Plan, including all amendments thereto, and true and complete copies of each of the following documents (collectively, the "BENEFIT PLAN DOCUMENTS"): (i) all Benefit Plan summaries, booklets and manuals describing or giving particulars of the plan or, where such Benefit Plan is an oral commitment, a written
summary of the terms thereof;   (ii) the two most recently completed annual
information returns and/or actuarial reports, if any, prepared in respect of each Benefit Plan together with all of the annual information returns in the possession of Seller for the Queenston Hourly-Rated Employees Pension Plan; and
(iii) any trust or other funding agreement or contract (including all amendments thereto) relating to any Benefit Plan and the latest financial statements thereof. Except as set forth in Schedule 5.9 all Benefit Plans currently comply and have at all relevant times complied in all material respects with all applicable Laws, including, without limitation, the ITA. All material terms and conditions of the Benefit Plans are reflected in the Benefit Plan Documents and, without limiting the foregoing, no promises or commitments have been made by the Seller to amend any Benefit Plan or to provide increased benefits thereunder to any employee, except as required by Law.

                 (a) Each of the Benefit Plans is duly registered, where required, with all applicable regulatory authorities, and has at all relevant times been funded and administered in all material respects in accordance with all Laws applicable to the plan, and in accordance with the terms of the plan and all employee plan summaries, booklets and manuals relating thereto.

                 (b) Except as disclosed in Schedule 5.9, there are no pending or, to Seller's knowledge, threatened or anticipated claims by or on behalf of the Benefit Plans or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of applicable Laws which could result in any material liability on the part of the Seller, or its officers, directors or employees, or on the part of such Benefit Plans under any applicable Laws and, to Seller's knowledge, there is no basis for such claim.

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                                                   SIGNATURE COPY - JUNE 3, 1998


                 (c) Except as disclosed in Schedule 5.9 all obligations of Seller under the Benefit Plans with respect to the making and remittance of contributions or premiums have been satisfied in accordance with such plan terms. All employee contributions to any of the Benefit Plans which have been received by Seller or deducted by it from the remuneration of employees have been fully paid into the funding arrangement for the respective plan.

                 (d) Each of the Benefit Plans which is a Pension Plan is duly registered under and has been administered in all material respects in compliance with all applicable federal and provincial legislation and all reports, returns and filings required to be made thereunder have been made.
All contributions required to be made by Seller to each of the Pension Plans in order to comply with the minimum funding standards imposed by applicable federal or provincial legislation have been made or properly accrued, and each Pension Plan is being funded in accordance with the requirements of such plan and the most recent actuarial report prepared in respect thereof. No funds have been withdrawn by Seller from any of the Pension Plans and no application for approval of a withdrawal of plan funds has been made to any applicable regulatory authority. None of the Pension Plans is a multi-employer pension plan as defined under the provisions of any applicable federal or provincial legislation.

                 (e) With respect only to the Queenston Hourly Rated Employees Pension Plan:

                          (i) to the best of the knowledge of Seller, all employer contribution holidays, if any, that have been taken have been permitted by the terms thereof and have been in accordance with applicable Laws;

                          (ii) no event has occurred and no condition or circumstance exists that has resulted or, to the best of the knowledge of the Seller could reasonably result in, any order or requirement by any Governmental Entity of termination or winding-up in whole or in part, or refusal or revocation of registration under any applicable Law, or placement under administration of any trustee or receiver or any Governmental Entity or requirement to pay any material Taxes under any applicable Law;

                          (iii) no event has occurred and there has been no failure to act on the part of the Seller, any funding agent or any administrator thereof that could subject the Seller or

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                                                   SIGNATURE COPY - JUNE 3, 1998


         the fund of the pension plan to the imposition of any Tax or disability, whether by way of indemnity or otherwise; and

                          (iv) as at Closing, such Plan will not have an unfunded liability on either a solvency or on a going-concern basis.

         5.10 Financial Statements. Attached hereto as Schedule 5.10 are the Financial Statements. The Financial Statements have been prepared from the books and records of the Seller. The Financial Statements have been prepared in accordance with GAAP (except for the treatment of Seller's holding of shares in the capital stock of Redland France S.A. and the use of "push-down" or purchase accounting required as a result of the acquisition by Redland PLC of Steetley Quarries Inc.) on a consistent basis and fairly present, in all material respects, the financial position and results of operations of Seller as of the date and for the periods indicated therein.

         5.11 Consents. No filing with, and no consent, licence, permit or franchise from any Governmental Entity or any other Person is necessary or required to be received in connection with the consummation by Seller and Asset Acquiror of the transactions contemplated by this Agreement and the Seller Other Agreements other than as set forth in Schedule 5.11 or Schedule 5.7(c).

         5.12    Ownership of Assets.

                 (a) Seller has, as of the date hereof, and on the Closing Date Seller and Asset Acquiror will have, good and indefeasible title to the Purchased Assets free and clear of all Liens other than (i) materialman's and mechanics Liens and other Liens arising as a matter of Law which are listed in
Schedule 5.12(a), (ii) purchase money security interests which are listed in
Schedule 5.12(a) and (iii) such other Liens, defects and other encumbrances as do not (individually or in the aggregate) materially affect the use or value of the Purchased Assets or materially interfere with the conduct of the Aggregate Business as now conducted (collectively, the "PERMITTED LIENS"). All Equipment Leases are valid and binding leases.

                 (b) Other than the market value re-assessment imposed in 1997 in relation to the Real Property, to Seller's knowledge there are no plans of any Governmental Entity which would result in the imposition of a special assessment relating to any of the Real Properties that is not reserved in the Financial Statements and that is in excess of $20,000.





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                                                   SIGNATURE COPY - JUNE 3, 1998


         5.13 Material Adverse Change. To Seller's knowledge, since December 31, 1997 the Seller has, except as contemplated by this Agreement, conducted its Aggregate Business in the ordinary course of business consistent with past practice. Except as set forth in Schedule 5.13, since December 31, 1997 Seller has not (i) transferred, leased or otherwise disposed of any of its assets or properties relating to the Aggregate Business, other than in the ordinary course of business consistent with past practice; (ii) in respect of the Aggregate Business or the Purchased Assets, suffered any material casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) or received any claim or claims in excess of insurable limits, or canceled any insurance coverage; (iii) other than in the ordinary course of business, surrendered, revoked or otherwise terminated or had terminated any material license, permit, registration or other approval, authorization or consent from any Governmental Entity or any other Person relating to the conduct of the Aggregate Business; or (iv) entered into any agreement or arrangement to take any action described in clauses (i) - (iii) of this Section
5.13.  Except as expressly contemplated by this Agreement or as set forth on
Schedule 7.1 or Schedule 5.13, since December 31, 1997 there has been no Material Adverse Effect.

         5.14 Reserves. To Seller's knowledge, the aggregate reserve estimates for the Aggregate Business contained in Schedule 5.14 to this Agreement fairly and accurately describe such reserves; provided, however, that this representation shall not apply to any matter known to Lafarge Corporation or Lafarge Canada as of the Closing.

         5.15    Contracts.

                 (a)      Schedule 5.15 sets forth a true and complete list of
(i) each agreement to which Seller is a party that would be reasonably expected to materially limit the freedom of Asset Acquiror to continue the Aggregate Business or compete with any Person or in any geographical area or otherwise to conduct the Aggregate Business as currently conducted; (ii) each contract or agreement for maintenance, consulting, engineering or other services relating to the Aggregate Business or the Purchased Assets which requires the remaining payment of money by Seller in excess of $50,000; (iii) each sales contract or agreement with a customer of the Aggregate Business which provides for remaining payment in excess of $50,000 to Seller for products produced pursuant to which any customer would be expected to pay in excess of $50,000 to Seller for such products

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                                                   SIGNATURE COPY - JUNE 3, 1998


during the term of such contract or agreement; (iv) each raw material purchase contract or agreement pursuant to which raw materials were or would be purchased for use by Seller in connection with the Aggregate Business which provides for remaining payments in excess of $50,000; (v) each agreement or commitment with any current or former shareholder, director, officer, employee, or Affiliate of any such Person concerning the Aggregate Business other than agreements or commitments which are not material to the business of the Seller or that can be terminated without penalty on notice of six months or less; (vi) each agreement with any Governmental Entity concerning the Aggregate Business or any Purchased Asset, other than agreements executed in the ordinary course of business of the Seller, agreements for the sale or provision of goods or services and agreements otherwise referred to in clauses (i) through (v) of this Section 5.15(a) (subject to the limitations therein); (vii) each agreement relating to the release, or disposal of Hazardous Materials relating to the Aggregate Business or the Purchased Assets other than customary agreements executed in the ordinary course of business of the Seller; (viii) each Equipment Lease; and (ix) each other agreement relating to the Aggregate Business or the Purchased Assets which is material to the Aggregate Business. With respect to each contract or agreement described in Section 5.15, Schedule
5.15 indicates whether such contract or agreement is freely assignable or transferable or whether it is not freely assignable or transferable or whether it is assignable or transferable subject to receipt of the consent of the other party or parties to such contract or agreement. Except with respect to the Lease the Seller is not a tenant under any lease of real property.

                 (b) Each agreement required to be listed on Schedule 5.15 is in full force and effect, and constitutes the legal, valid and binding obligation of Seller and, to the knowledge of Seller, each other party thereto, in accordance with the terms of such agreement, except that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances; and, to the knowledge of Seller, there exists no material default, event, occurrence or act, that with the giving of notice or the lapse of time would result in a material default thereunder by Seller, as a party thereto.

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                                                   SIGNATURE COPY - JUNE 3, 1998


         5.16 Disclosed Liabilities. Seller does not have any liabilities relating to the Aggregate Business (whether absolute, contingent, accrued or otherwise), except for Excluded Liabilities, if any, relating to the Aggregate Business and except for those (i) debts, liabilities and obligations reflected in the Financial Statements, (ii) debts, liabilities and obligations disclosed in Schedule 5.16 and Schedule 1.1(ff)(x), (iii) debts, liabilities and obligations otherwise disclosed, described or referred to in Sections 7.17(d),(e) and(f) and 7.20(a) and (b)(x) as being liabilities and obligations to be assumed by Asset Acquiror and/or Lafarge Canada in accordance with their respective terms , and (iv) debts, liabilities or obligations incurred since December 31, 1997 in the ordinary and usual course of the Aggregate Business consistent with past practice (the debts, liabilities and obligations relating to the Aggregate Business described in Sections 5.16(i), (ii), (iii) and (iv) are referred to in this Agreement collectively as, the "DISCLOSED LIABILITIES", and for greater certainty do not include the Excluded Liabilities); provided, however, that if the specific factual matter relating to a Liability giving rise to a claim under this Section 5.16 is also the subject of one or more express representations or warranties contained in this Agreement, then the qualification as to knowledge of the Seller, if any, or to a dollar amount, if any, contained in such express representation and warranty shall also apply to a claim under this Section 5.16.

         5.17 Inventory. Each item of the Inventories is reflected in the Financial Statements or in the books and records of Seller on the basis of accounting procedures and valuation methods used on a basis consistent with past practice.

         5.18 Accounts Receivable. Except as set forth on Schedule 5.18, the accounts receivable forming part of the Purchased Assets (the "ACCOUNTS RECEIVABLE") are in respect of sales actually made, services actually delivered or transactions actually completed by the Seller in bona fide transactions in the ordinary course of business consistent with past practice. Except as set forth on Schedule 5.18, none of the Accounts Receivable represents accounts receivable from any of the Affiliates of Seller. All Accounts Receivable arising on or before December 31, 1997 are good and collectable.

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                                                   SIGNATURE COPY - JUNE 3, 1998


         5.19 Affiliate Transactions. With respect to the Aggregate Business, Schedule 5.19 discloses the dollar amount and a brief description of each transaction and the date thereof between the Seller, on the one hand, and any Affiliate of Seller, on the other hand, between December 31, 1996 and the date of this Agreement (the "AFFILIATE TRANSACTIONS").

         5.20 Customers and Suppliers. Schedule 5.20 contains a true and complete list of the names and addresses of the 50 largest suppliers and customers during 1997 of Seller relating to the Aggregate Business. As at December 31, 1997, the Seller had not received notice of, and to Seller's knowledge, there was no reasonable basis for, any development which threatened to affect adversely any arrangements with the customers and suppliers listed on
Schedule 5.20.

         5.21 Insurance. Seller maintains, and has heretofore maintained, and there are currently in full force and effect, policies of insurance that are, in combination with Seller's self insurance, reasonable for the conduct of the Aggregate Business as currently and heretofore conducted.

         5.22 Intellectual Property. To Seller's knowledge, Seller has not violated or infringed any patents, trademarks, trade names, assumed names, copyright and other similar intangible property rights and interests applied for, issued to or presently owned or used by any Person or under which any such Person is licensed or franchised or any license, authorization or permit relating to the Intellectual Property Rights. To Seller's knowledge, there are no proceedings pending or threatened, alleging that the conduct of the Aggregate Business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party other than such violations or infringements which, individually or collectively, would not have a Material Adverse Effect.

         5.23 Condition of Assets. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SELLER NOR LAFARGE S.A. MAKES ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) AS TO THE CONDITION, REPAIR, QUANTITIES, SALABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE PURCHASED ASSETS AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, LAFARGE CANADA, ASSET ACQUIROR AND SHARE ACQUIROR ACCEPTS SUCH ASSETS "AS IS, WHERE IS."

         5.24 Purchased Assets. The Purchased Assets referred to in any Schedule to this Agreement are accurately described.

                                                   SIGNATURE COPY - JUNE 3, 1998


         5.25 Location of Assets. All material tangible assets of the Seller used in or in connection with the Aggregate Business are all normally situate only in the Province of Ontario; the location at which such assets are normally situate is set forth in Schedule 5.25.

         5.26 Real Property. The Purchased Properties and their existing and prior uses comply with, and at all material times have complied with, and the Seller is not in violation of or has not violated in connection with the ownership, use, maintenance or operation of the Purchased Properties, any applicable Laws. There are no currently outstanding work orders or directions requiring any work, repairs, construction or capital expenditures with respect to the Purchased Properties and no such orders or directions are pending or threatened. All physical plant and operations of the Aggregate Business and the Lime Business that are located at or carried on from Dundas Site and Queenston Site are located at or carried on from within the legal boundaries of the Purchased Properties. The Seller is not aware of any encroachments, easements or rights of way affecting the Purchased Properties except as disclosed in Schedules 1.1(ooo)(i), (ii), (iii) and (iv) hereof.

         5.27 Guarantees and Indebtedness. Except as disclosed in Schedule 5.27, the Seller is not a party to or bound by any guarantee, indemnification, surety or similar obligation (except for product warranties and guarantees granted in the ordinary course of business ) in respect of the Aggregate Business.

         5.28 Material Contracts. Except for the Contracts, the Equipment Leases, the Lease and agreements with the Seller's bank concerning a Cdn. $1,000,000 overdraft credit facility and Seller's acceptance of payments by VISA credit card, the Seller is not a party to or bound by any material contract or commitment relating to the Aggregate Business whether oral or written.

         5.29 No Options. No Person other than the Asset Acquiror has any agreement or option or any right capable of becoming an agreement or option for the purchase from the Seller of any of the Purchased Assets, other than purchase orders accepted by the Seller in the ordinary course of business.

         5.30 Expropriation. No part of the Purchased Assets has been taken or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or

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                                                   SIGNATURE COPY - JUNE 3, 1998


commenced nor is the Seller aware of any intent or proposal to give such notice or commence any such proceedings.

         5.31 Residence. The Seller is not a non-resident of Canada for purposes of section 116 of the ITA.

         5.32 GST Registration. The Seller is a registrant for purposes of GST and Seller's GST registration number is R136027851.

         5.33 Tax Matters. Seller is not in arrears or in default in respect of the filing of any Tax or other return; and,

                 (i) all Taxes due and payable have been paid to the appropriate Governmental Entity and all Taxes required to be remitted have been remitted in the ordinary course and, to the extent required, have been remitted to the appropriate Governmental Entity;

                 (ii) no claim for additional Taxes, filing fees, or other amounts and assessments has been made that has not been paid;

                 (iii) to the best of the Seller's knowledge, no such return contains any misstatement or conceals any statement that should have been included therein; and

                 (iv) the Purchased Assets have not previously been transferred on a tax-exempt basis under section 13 of Ontario Regulation 1013 or any predecessor thereof.

         5.34 Worker's Compensation. All levies under the Workplace Safety and Insurance Act, 1997 (Ontario) have been paid by the Seller.

         5.35 Health and Safety. The business premises located on the Purchased Properties are in compliance with applicable Laws relating to sanitation and health and safety and are not subject to any orders or directions of a sanitation or occupational health and safety authority or similar body including the Ontario Ministry of Labor, nor is the Seller subject to any prosecution for any alleged violation of any such legislation or regulations in respect of the said business premises, or any act or omission which occurred on or in connection with the said business premises.

         5.36 Consents. Except for Contracts and Equipment Leases requiring the consent to assignment of third parties as provided in Schedule 5.15 and with respect to the Licenses as provided

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                                                   SIGNATURE COPY - JUNE 3, 1998


in Schedule 5.7(c), there are no consents, authorizations, approvals or orders of any Person or Governmental Entity required in connection with the conveyance by the Seller to the Asset Acquiror of the Purchased Assets.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SHARE
                          ACQUIROR AND LAFARGE CANADA

         As a material inducement to Seller and Lafarge S.A. to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore or hereafter made by Seller or Lafarge S.A., Share Acquiror and Lafarge Canada hereby represent and warrant to Seller and Lafarge S.A. as follows:

         6.1 Corporate Organization and Qualification. Each of Share Acquiror and Lafarge Canada is a body corporate duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         6.2 Corporate Authority. Each of Share Acquiror and Lafarge Canada has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except for any shareholder approvals (or an exemption therefrom) required under applicable Law, the execution and delivery of this Agreement and each other agreement and instrument contemplated hereby to be executed and delivered by each of Share Acquiror and Lafarge Canada (collectively, the "ACQUIROR OTHER AGREEMENTS") and the consummation by them of the transactions contemplated to be performed hereunder or thereunder have been duly authorized by all necessary corporate actions of Share Acquiror and Lafarge Canada. This Agreement and the Acquiror Other Agreements to which they are a party are each valid and binding obligations of Share Acquiror and Lafarge Canada, enforceable against them respectively in accordance with the terms hereof or thereof except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally.

         6.3 Conflicts and Defaults. Neither the execution, delivery and performance by Share Acquiror or Lafarge Canada of this Agreement or any of the Acquiror Other Agreements, nor the





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                                                   SIGNATURE COPY - JUNE 3, 1998


performance by Share Acquiror or Lafarge Canada of the transactions contemplated hereby or thereby, nor compliance by Share Acquiror or Lafarge Canada with any of the provisions hereof of thereof will, except as set forth in Schedule 6.3: (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default which, with notice or lapse of time or both, would constitute a default under, or result in termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, any of the terms, conditions or provisions of (i) its articles of incorporation or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument, obligation or arrangement to which Share Acquiror or Lafarge Canada is a party or by which they may be bound, or to which Share Acquiror or Lafarge Canada or any of their respective properties or assets may be subject, except where such violation would not have a material adverse effect on the Share Acquiror or Lafarge Canada or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Share Acquiror or Lafarge Canada or any of their respective properties or assets except where such violation would not have a material adverse effect on the Share Acquiror or Lafarge Canada.

         6.4 Consents and Approvals. Except for any shareholder approvals (or an exemption therefrom) required under applicable Law, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or Person is required with respect to Share Acquiror or Lafarge Canada in connection with the execution, delivery or performance by Share Acquiror or Lafarge Canada of their respective obligations under this Agreement or the Acquiror Other Agreements except for consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to obtain or to make would not have, individually or in the aggregate, a material adverse effect on Share Acquiror's or Lafarge Canada's ability to consummate the transactions contemplated by this Agreement.

         6.5 GST Registration. The Asset Acquiror is a registrant for purposes of GST and Asset Acquiror's GST registration number is R868904590.

         6.6 Funds for the Acquisition. Share Acquiror will, as of the Closing Date, have sufficient unencumbered funds to pay in cash the Unadjusted Purchase Price and all of its fees and expenses relating to this Agreement and the transactions contemplated hereby.





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                                                   SIGNATURE COPY - JUNE 3, 1998


                                  ARTICLE VII

                        CERTAIN COVENANTS OF THE PARTIES

7.1 Conduct of the Seller and Lafarge S.A. During the period from the date of this Agreement and continuing until the First Closing Time, Seller and Lafarge S.A. shall, except as otherwise contemplated by this Agreement or as described on Schedule 7.1, in all material respects, conduct the Aggregate Business and the Lime Business in the ordinary course thereof consistent with past and current practices, and, Seller and Lafarge S.A. shall use their reasonable best efforts to maintain and preserve the business organization of the Aggregate Business and the Purchased Assets and the Employees and business relationships thereof and to retain the services of the officers and key Employees thereof.

7.2 Forbearances by Seller. Except as expressly contemplated by this Agreement, without the prior written consent of Lafarge Canada, during the period from the date of this Agreement to the Closing Date, Seller shall not:

                 (a) sell, lease, transfer, assign or otherwise dispose of any real property or any other material assets of the Aggregate Business, other than sales of personal property in the ordinary course of business of the Seller;

                 (b) make any capital expenditure or commitment for capital expenditures in connection with the Aggregate Business in excess of $50,000;

                 (c) create, incur, guarantee or assume any obligation or liabilities in connection with the Aggregate Business, except to the extent created, incurred, guaranteed or assumed in the ordinary course of business and consistent with past practice;

                 (d) discharge or satisfy any encumbrance or liability in connection with the Aggregate Business (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than encumbrances or current liabilities incurred in the ordinary course of business and consistent with past practice, and discharged or satisfied in the ordinary course of business and consistent will past practice;

                 (e) permit or allow any of the Purchased Assets to be mortgaged, pledged or subjected to any Lien, except Permitted Liens;





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                                                   SIGNATURE COPY - JUNE 3, 1998


                 (f) enter into or amend any employment, severance, or similar agreements or arrangements with any director, officer, key employee or consultant in respect of the Aggregate Business;

                 (g) cancel, release or assign any indebtedness owed or rights of claims held by Seller in respect of the Aggregate Business that is individually in excess of $20,000;

                 (h) propose or adopt any amendments to the certificates or articles of incorporation, or by-laws of the Asset Acquiror;

                 (i) issue any shares of capital stock or other securities or effect any stock split or otherwise change the capitalization of the Asset Acquiror as it existed as of the date hereof;

                 (j) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of the capital stock of the Asset Acquiror;

                 (k) amend or cancel or default under any of the contracts required to be set forth in Schedule 5.15 other than amendments and cancellations in the ordinary course of business that would not reasonably be expected to result in a Material Adverse Effect;

                 (l) purchase or redeem any shares in the capital stock of the Asset Acquiror;

                 (m) other than in the ordinary course of business of the Seller, take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter or eliminate any rights, benefits, obligations or liabilities of any Person (including, but not limited to the participants, or beneficiaries) with respect to any Benefit Plans to the extent that they relate to the Aggregate Business; or

                 (n) agree in writing or otherwise to take any of the foregoing actions or engage in any activity or enter into any transaction with respect thereto.

7.3 Access and Information. Between the date hereof and the Closing Date, Lafarge S.A. and Seller shall afford to Share Acquiror and Lafarge Canada and their officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours to their respective officers, employees, accountants, counsel, properties, facilities, contracts (including true and complete copies of contracts required to be listed in Schedule 5.15), commitments, books and records (including, but not limited to, Tax returns) and any material report, schedule or other document filed or received by them during such period pursuant to the





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                                                   SIGNATURE COPY - JUNE 3, 1998


requirements of Laws and shall cause their respective representatives to furnish promptly such additional financial and operating data and other information relating to the Aggregate Business and Purchased Assets as Share Acquiror, Lafarge Canada or their duly authorized representatives may from time to time reasonably request. All information obtained by Share Acquiror and Lafarge Canada under this Section shall be subject to the Confidentiality Agreement heretofore entered into by or on behalf of Lafarge Corporation and Lafarge S.A. which agreement may be shown to any Person.

7.4 Current Information. During the period from the date of this Agreement to the Closing Date, Seller and Lafarge S.A. shall cause one or more of their designated representatives to confer on a regular and frequent basis with representatives of Share Acquiror and Lafarge Canada. Seller or Lafarge S.A. shall promptly notify Share Acquiror and Lafarge Canada of any material change known to Seller or Lafarge S.A. in the Aggregate Business or operations including, without limitation, the loss or destruction of any material asset and of any material governmental complaints, investigations, or hearings or the institution of material litigation or administrative or other claim involving Seller, and shall keep Share Acquiror and Lafarge Canada fully informed of such events.

7.5      Satisfaction of Conditions.

                 (a) Each Party to this Agreement shall use reasonable efforts to satisfy promptly all conditions precedent to the obligations of the other Parties to consummate the transactions contemplated by this Agreement.

                 (b) In addition to the obligations set forth in Section 7.5(a), Lafarge Canada, at its expense, will timely and promptly make all filings and obtain any approvals which are required under the Investment Canada Act (Canada). Seller will furnish to Lafarge Canada such necessary information and reasonable assistance as Lafarge Canada may reasonably request in connection with the preparation of necessary filings or submissions to any Governmental Entity including, without limitation, any filings or approvals required under the Investment Canada Act (Canada). Lafarge Canada will supply Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Lafarge Canada or any of its respective representatives, on the one hand, and the Minister of Industry appointed under the Investment Canada Act (Canada) or any member of its staff, on the other hand, with respect to the filings or





                                       43
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                                                   SIGNATURE COPY - JUNE 3, 1998


approvals to be made under the Investment Canada Act (Canada) with respect to this Agreement or the transactions contemplated hereby.

                 (c) Seller and Lafarge S.A. shall use their reasonable best efforts and pay all expenses (other than in respect of filings or approvals to be made under the Investment Canada Act (Canada) and any shareholder approvals) necessary to obtain any licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts as are required in connection with the consummation of the transactions contemplated hereby. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Seller Other Agreements and the Acquiror Other Agreements as soon as practicable. The parties hereto shall cooperate in the defense of any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby.

7.6 Public Announcements. Except as may be required by applicable Laws, the Rules of the New York Stock Exchange, the Societe des Bourses Francaises, the London Stock Exchange, The Toronto Stock Exchange, the Montreal Exchange or a Governmental Entity or as agreed by the parties hereto, none of Asset Acquiror, Share Acquiror, Seller, Lafarge S.A. or Lafarge Corporation will issue any press release or make any public statement relating to the transactions contemplated by this Agreement prior to the Closing Date; provided that after the Closing Date or with respect to public statements as may be required by applicable Laws, the Rules of the New York Stock Exchange, the Societe des Bourses Francaises, the London Stock Exchange, The Toronto Stock Exchange, the Montreal Exchange or a Governmental Entity, Asset Acquiror, Share Acquiror, Seller, Lafarge S.A. and Lafarge Corporation will consult with each other prior to the issuance of any such press release or making of any such public statement as to the content of any such press release or public statement.

7.7 Further Assurances. From and after the Closing, the Parties shall execute and deliver, in the name and on behalf of the Parties, as appropriate, any assignments or assurances and take and do,





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                                                   SIGNATURE COPY - JUNE 3, 1998


in the name and on behalf of the Parties, as appropriate, any other actions and things reasonably necessary to carry out the intention of this Agreement.

7.8 Notice of Breaches. Seller will promptly, and in any event prior to the Closing, notify Share Acquiror and Lafarge Canada in writing if Seller becomes aware prior to the Closing that any representation or warranty made by Seller in this Agreement is inaccurate or untrue in any material respect, whether or not the cause thereof relates to any actions taken by Lafarge Canada or its Affiliates in connection with the management or conducting of the Aggregate Business on or after April 27, 1998. Said notice shall set forth the facts and circumstances causing such inaccuracy or untruth. Except if caused by any actions taken by Lafarge Canada or its Affiliates in connection with the management or conducting of the Aggregate Business on or after April 27, 1998, Lafarge S.A. and Seller each expressly acknowledge and agree that Share Acquiror's and Lafarge Canada's actual or constructive knowledge of any inaccuracy or untruth in any representation or warranty prior to Closing shall not be deemed to have cured or otherwise excused any breach of such representation or warranty that otherwise might have existed by reason of such inaccuracy or untruth or otherwise waive any right Share Acquiror and Lafarge Canada may have with respect to such representation or warranty.

7.9 Access to Books, Records and Personnel. Following the Closing, Asset Acquiror and Lafarge Canada shall, upon Seller's reasonable written request and at Seller's expense, fully cooperate with Seller and afford to Seller and its counsel, accountants and other authorized representatives reasonable access during normal business hours to all books, records, data, facilities, properties and personnel relating to the Aggregate Business or the Purchased Assets (and permit Seller and its counsel, accountants and other authorized representatives to make copies of such books, records and other data), to the extent that such access may be reasonably requested by Seller: (i) to facilitate the investigation, litigation or final disposition of any claim which may have been or may be made by or against Seller or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby or with respect to the Aggregate Business or the Purchased Assets relating to the period before the Closing Date, (ii) to facilitate the preparation by Seller of materials necessary for any audit, examination or proceeding or (iii) to facilitate the preparation and the audit of the Working Capital Statement.





                                       45
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                                                   SIGNATURE COPY - JUNE 3, 1998


7.10 Delivery of Books and Records. At the Time of Closing, the Seller shall deliver to the Asset Acquiror and Lafarge Canada the following documents:
(i) lists of suppliers and customers of the Seller which relate to the Aggregate Business; (ii) employee records with respect to employees of Seller hired by Asset Acquiror; (iii) advertising, promotional and marketing materials which relate to the Aggregate Business; and (iv) files relating to the Aggregate Business and the Purchased Assets including, without limitation, the maintenance records for each item of equipment or machinery included in the Purchased Assets. The Asset Acquiror and Lafarge Canada agree that they will preserve all documents, data, books and records so delivered to it for a period of six years from the Closing Date, or for such other period as is required by any applicable Laws. The Seller agrees that it will preserve for a period of six years from the Closing Date, or for such longer period as is required by applicable Laws, all documents, data, books and records which relate in whole or in part to the Aggregate Business and which are not delivered to the Asset Acquiror and Lafarge Canada, and Seller will, upon the reasonable written request of Asset Acquiror or Lafarge Canada and at their expense, fully co-operate with and permit the Asset Acquiror and Lafarge Canada and their counsel, accountants and other authorized representatives reasonable access during normal business hours to those documents, data, books and records in connection with the affairs of the Asset Acquiror and Lafarge Canada relating to the Aggregate Business (and permit Share Acquiror and Lafarge Canada and their counsel, accountants and other authorized representatives to make copies of such documents, books, records and other data).

7.11 Lafarge S.A. Guarantee. Lafarge S.A. hereby agrees to execute and deliver to Asset Acquiror and Lafarge Canada at Closing, a Guarantee, in substantially the form and content attached as Schedule 8.3(e) (the "GUARANTEE").

7.12     Deleted.

7.13 Bulk Sales. The Asset Acquiror and Lafarge Canada hereby waive compliance with the provisions of the Bulk Sales Act (Ontario) or any other applicable bulk sales legislation in respect of the purchase and sale of the Purchased Assets and the Seller hereby agrees to indemnify and save harmless the Asset Acquiror and Lafarge Canada from and against all losses suffered or incurred by Asset Acquiror as a result of such non-compliance.





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                                                   SIGNATURE COPY - JUNE 3, 1998


7.14 Removal of Purchased Assets. The Seller shall permit access by the Asset Acquiror following Closing to those locations not leased or transferred to the Asset Acquiror to enable the Asset Acquiror to remove Purchased Assets from such locations.

7.15 Retail Sales Tax. The Seller agrees to use its commercially reasonable efforts to deliver to the Asset Acquiror after the Closing Date a clearance certificate under section 6 of the Retail Sales Tax Act (Ontario).

7.16 Consents Required in Contracts. The Seller shall be responsible for managing the process of obtaining any consent to assignment which may be required for the assignment of any Licence, Contract or Equipment Lease which are included in the Purchased Assets as a result of the consummation of transactions contemplated by this Agreement. Lafarge Canada shall actively assist and co-operate with Seller in seeking to obtain the necessary consents to assignment, or, to the extent that any Licence is not by Law or by its terms assignable, Lafarge Canada shall actively apply for and seek the issue of a replacement Licence. If the Seller is unable to obtain such consent, such Licence, Contract or Equipment Lease shall not be assigned and the Seller shall, to the extent legally possible, hold its right, title and interest in, to and under such Licence, Contract or Equipment Lease in trust for the benefit of the Asset Acquiror until such consent is obtained in accordance with Section
2.5 of this Agreement.

7.17     Employees

         (a) EMPLOYMENT BY ASSET ACQUIROR- The Asset Acquiror or Lafarge Canada shall, effective from the First Closing Time,

                 (i) offer employment to all of the Seller's salaried employees who are identified in Schedule 7.17 under the heading "Salaried Staff @ May 1, 1998" or who become, subject to Section 7.2(f), salaried employees of the Seller working in the Aggregate Business on or before the First Closing Time (collectively, the "SALARIED EMPLOYEES"); and

                 (ii) employ all of the Seller's hourly employees, the terms of employment of whom are governed under a Collective Agreement, who are identified in Schedule
                          7.17 under the heading "Hourly Staff @ May 1, 1998" or who become hourly employees of the Seller working in the Aggregate Business





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                                                   SIGNATURE COPY - JUNE 3, 1998


                          on or before the First Closing Time or who may exercise, on or at any time after the First Closing Time, any right they may have under a Collective Agreement to claim a job with Asset Acquiror or Lafarge Canada in connection with any Purchased Asset (collectively, the "HOURLY EMPLOYEES").

                 The Salaried Employees and the Hourly Employees are referred
                 to collectively in this Agreement as, the "EMPLOYEES".   Asset
                 Acquiror or Lafarge Canada, as the case may be, shall offer to employ the Salaried Employees on terms and conditions of employment which are the same as the terms and conditions of employment, including salary, incentive compensation, benefits, provided by Lafarge Canada to its employees with substantially identical employment status. Nothing in this Agreement shall confer on any Employee the right to continue in the employ of the Asset Acquiror or Lafarge Canada or interfere with or restrict in any way the rights of Asset Acquiror or Lafarge Canada to discharge any Employee who becomes employed by Asset Acquiror or Lafarge Canada at any time for any reason, with or without cause. The Asset Acquiror and Lafarge Canada, as the case may be, shall recognize the service of the Employees with the Seller or its predecessors up to the First Closing Time for all purposes as if such service had occurred with the Asset Acquiror and/or Lafarge Canada. The Seller will cooperate with the Asset Acquiror and Lafarge Canada in giving notice to the Employees of the matters referred to in this Section 7.17 as is considered necessary and reasonable in the circumstances by the Asset Acquiror and Lafarge Canada.

         (b) COLLECTIVE AGREEMENTS - The Asset Acquiror and Lafarge Canada acknowledge and agree that they will be a successor to the Seller to the Collective Agreements applicable to the Hourly Employees pursuant to the provisions of the Labour Relations Act (Ontario) as of the First Closing Time and will be bound by the provisions of the Collective Agreements, as amended or supplemented from time to time, as they apply to the Hourly Employees.





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
                                                   SIGNATURE COPY - JUNE 3, 1998


         (c) REMUNERATION AND BENEFITS - The Seller shall be responsible for the payment or performance of all salary, wages, bonuses, earned vacations, vacation pay, sick leave, pensions, source deductions, other remuneration and benefits, and all other legal rights and entitlements of employment, including maternity or parental benefits or pay equity obligations, if any, for all the Employees accruing during or relating to the period up to the First Closing Time (collectively, the "RIGHTS, REMUNERATION AND BENEFITS") other than the Severance Costs (as defined in Section 7.17(d)) for which Asset Acquiror or Lafarge Canada, as the case may be, have assumed liability under Sections 7.17(d), (e) and (f). Asset Acquiror and Lafarge Canada, as the case may be, shall be responsible, conditional on Closing, for the payment and performance of all Rights, Remuneration and Benefits accruing during or relating to the period after the First Closing Time for all the Employees who become employed by Asset Acquiror or Lafarge Canada other than the Severance Costs for which Seller has assumed responsibility under Section 7.17(f).

         (d) SALARIED EMPLOYEES REFUSING OFFER - Asset Acquiror or Lafarge Canada, as the case may be, shall assume and be liable for the payment of all legal obligations relating to the termination of employment of any Salaried Employee who does not accept an offer to become an employee of the Asset Acquiror or Lafarge Canada, as the case may be ("REFUSING SALARIED EMPLOYEE"), and who is not offered a substantially similar position by the Seller (provided that it is acknowledged that the Seller is under no obligation to do so) including severance pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal and any interest, award, judgment or costs relating thereto in respect of the periods of employment of the employee both before and after the First Closing Time (collectively, "SEVERANCE COSTS").

         (e) SUBSEQUENT OBLIGATIONS TO SALARIED EMPLOYEES - The Asset Acquiror or Lafarge Canada, as the case may be, shall assume and be liable for the payment of all Severance Costs relating to the termination of employment after the First Closing Time of any Salaried Employee who becomes employed by the Asset Acquiror or





                                       49
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                                                   SIGNATURE COPY - JUNE 3, 1998


                 Lafarge Canada, as the case may be, and Seller shall assume and be liable for the payment of all Severance Costs relating to the termination of employment after the First Closing Time of any Salaried Employee who becomes or remains in the employ of the Seller.

         (f) HOURLY EMPLOYEES - Asset Acquiror or Lafarge Canada, as the case may be, shall assume and be liable for the payment of all Severance Costs relating to the termination of employment, after the First Closing Time, of any Hourly Employee employed by Asset Acquiror or Lafarge Canada, as the case may be ("TERMINATED HOURLY EMPLOYEE"), unless that Terminated Hourly Employee exercises a right under a Collective Agreement to displace another hourly employee of Seller (a "BUMPING RIGHT"), in which case Asset Acquiror or Lafarge Canada, as the case may be, shall assume and be liable for the payment of all Severance Costs relating to the termination of employment of any hourly employee of Seller resulting from the exercise of the Bumping Right by that Terminated Hourly Employee. If in any other circumstance an Hourly Employee exercises a Bumping Right, Asset Acquiror or Lafarge Canada, as the case may be, shall assume and be liable for the payment of all Severance Costs relating to the termination of employment of any hourly employee of Seller resulting from the exercise of the Bumping Right by that Hourly Employee. Similarly, if the employment of any Hourly Employee with Asset Acquiror or Lafarge Canada, as the case may be, is terminated because an hourly employee of Seller has exercised a right under a Collective Agreement to displace an Hourly Employee, Seller shall assume and be liable for the payment of all Severance Costs relating to the termination of employment of that Hourly Employee.

7.18 Workers' Compensation. On or before Closing, the Seller shall provide a clearance certificate or other similar documentary evidence from the Worker's Compensation authority in Ontario certifying that there are no outstanding assessments, penalties, fines, levies, charges, surcharges or other amounts due or owing to those authorities or if such certification is not forthcoming from the relevant authority, a certificate of a senior officer of Seller as to those matters shall be sufficient. The Seller shall be and remain responsible for any and all Worker's Compensation assessments,





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penalties, fines, levies, charges, surcharges or other amounts due or owing with respect to the period prior to the Closing Date. Notwithstanding the foregoing, the Seller shall be entitled to any rebate, refund or other payment which is owed or may become due under workers' compensation or similar legislation in respect of any period prior to Closing.

7.19     Group Plans.

         (a) Effective as of the Closing Date, but subject to subsections 7.19(b) and 7.19(c) hereof and any applicable requirements of the Collective Agreement, Accepting Employees shall cease to participate in and receive benefits under the Group Plans other than the Seller's Pension Plans (which are separately addressed under Section 7.20) and shall commence participation in non-pension group benefit plans which shall be existing or be established by Lafarge Canada and the Asset Acquiror (the "ACQUIROR'S NON-PENSION BENEFIT PLANS").

         (b) The Seller shall retain responsibility under the Seller's Group Plans (other than Pension Plans) for all amounts payable by reason of or in connection with any and all claims incurred by the Accepting Employees prior to the Closing Date. The Seller shall also retain responsibility for the benefits of all Sellers' employees who have retired or been terminated prior to Closing. Lafarge Canada shall be responsible for any and all claims of Accepting Employees under the Acquiror's Non-Pension Benefit Plans which relate to claims which are incurred with respect to events after the Closing Date.
For the purposes of this subsection 7.19(b), a claim shall be deemed to have been "incurred" on the date of occurrence of an injury, the diagnosis of an illness or on the date of any other event giving rise to such claim or series of related claims. The Seller shall pay all such invoices when due in accordance with the provisions of the Seller's Group Plans.

         (c) In administering the Acquiror's Non-Pension Benefit Plans for the Accepting Employees after the Closing Date, Lafarge Canada will grant full credit to each Accepting Employee for all years of service of such Accepting Employees for all purposes (including determination of statutory, common law and any other severance benefits) for which such years of service were recognized by the Seller under the terms of the Seller's Group Plans. Any deductibles and out-of-pocket maximums under the terms of the Acquiror's Non-Pension Benefit Plans shall be reduced in proportion to that portion of the calendar year preceding the Closing Date.





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7.20     Pension Plans.  The following provisions shall apply with respect to the Pension Plans:

         (a) The Accepting Employees who participate in the Queenston Hourly Rated Employees Pension Plan shall, from and after the Closing Date, continue to participate in and accrue benefits thereunder. On the Closing Date, the Seller shall enter into an assignment and assumption agreement in the form set out in Schedule 7.20(a) so as to assign to the Asset Acquiror all right, title and interest in and to the Queenston Hourly-Rated Employees Pension Plan and the Asset Acquiror shall assume all duties, obligations and liabilities relating to such Plan.

         (b)(i)  Defined Terms.

         In this subsection 7.20(b), in addition to the definitions contained elsewhere in this Agreement:

         "ADJUSTED ASSET AMOUNT" has the meaning given to that term in paragraph 7.20(b)(vi) of this Agreement.

         "APPLICABLE PENSION LEGISLATION" means all legislation that applies to the Seller's Plans or the Asset Acquiror's Plans as the case may be, including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada);

         "ASSET ACQUIROR'S PLANS" means the Lafarge Canada Inc. Salaried Employees' Pension Plan and a new plan, the name of which has not yet been decided, in respect of the Accepting Employees who are presently members of the Seller's Redland Quarries Inc. - Dundas Hourly-Rated Employees Pension Plan, and "ASSET ACQUIROR'S PLAN" means either one of them.

         "CLOSING DATE LIABILITIES" means, for each of the Seller's Plans, the greater of going concern liabilities and solvency liabilities respecting the Transferred Employees under the applicable Seller's Plan calculated in the aggregate and for each Transferred Employee as of the Closing Date in accordance with the actuarial methods, assumptions and principles set out in
Schedule 7.20(b);

         "FINAL ASSET AMOUNT" means the amount of assets in each of the Segregated Accounts on each of the respective Transfer Dates;

         "INITIAL SEGREGATED AMOUNT" in respect of each of the respective Seller's Plans has the meaning given to that term in paragraph 7.20(b)(iv) of this Agreement;

         "PRO-RATA EXPENSES" means the proportion of ordinary course fees concerning administration of the Seller's Plans, respectively, and their associated respective funds that Closing





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Date Liabilities is of the greater of going concern liabilities and solvency liabilities as of the Closing Date of the respective Seller's Plans;

         "REGULATORY AUTHORITIES" means the Pension Commission of Ontario, the Superintendent of Pensions for Ontario, Revenue Canada, Customs, Excise and Taxation and any other Governmental Entity responsible for or having jurisdiction over the regulation of pension plans;

         "REPORT" has the meaning given to that term in paragraph 7.20(b)(ii) of this Agreement;

         "SEGREGATED ACCOUNT" means a separate account for each of the Seller's Plans established with the funding agency of the respective Seller's Plans to hold assets of the pension fund of the Seller's Plans, respectively, in respect of the Transferred Employees on a segregated basis within the pension fund and in accordance with paragraph 7.20(b)(iv) of this Agreement;

         "SEGREGATION DATES" has the meaning given to that term in paragraph 7.20(b)(iv) of this Agreement;

         "SELLER'S PLANS" means the: (i) Redland Quarries Inc. - Dundas Hourly-Rated Employees Pension Plan (Rev. Can. 0324640); and (ii) Redland Quarries Inc. and Affiliated Companies Salaried Employee Pension Plan (Rev. Can. 0243287); and "SELLER'S PLAN" means either one of them;

         "TRANSFER DATES" means the respective dates upon which assets in respect of the respective Transferred Employees are transferred from the respective Seller's Plan to the corresponding Asset Acquiror's Plan pursuant to paragraph 7.20(b)(vii) of this Agreement;

         "TRANSFERRED EMPLOYEES" means the Accepting Employees who were members of any of the Seller's Plans on the Closing Date or were employed in service leading to eligibility for such membership;

(ii) Determination of Closing Date Liabilities. As soon as practicable after the Closing Date, the Seller shall cause its actuaries to update the pension records of all Transferred Employees and to prepare and deliver to the Seller a report (the "REPORT") setting out the Closing Date Liabilities in respect of each of the Seller's Plans.

                 Within 15 days of receiving each Report, the Seller shall provide a copy of the Report to the Asset Acquiror together with copies of all information and data used in connection with determining the Closing Date Liabilities for the applicable Seller's Plan and preparing

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                                                   SIGNATURE COPY - JUNE 3, 1998


         such Report and any other information or data which the Asset Acquiror or its agents may reasonably request.

                 The Asset Acquiror shall notify the Seller within 30 days of receiving a copy of each Report from the Seller as to whether it agrees or disagrees with any of the Closing Date Liabilities set out in that particular Report. If the Asset Acquiror fails to provide such notice to the Seller, the Asset Acquiror shall be deemed to have approved of the Closing Date Liabilities for the applicable Seller's Plan. If the Asset Acquiror notifies the Seller that it disagrees with any of the Closing Date Liabilities set out in the Report, the Seller and the Asset Acquiror shall forthwith negotiate in good faith to reach agreement respecting such amount or amounts. If within 15 days after commencing negotiations, the Seller and the Asset Acquiror are unable to agree on the disputed Closing Date Liabilities, the matter shall forthwith be referred to an independent firm of actuaries (acting as experts and not arbitrators) acceptable to both the Seller and the Asset Acquiror with a direction to determine the disputed amount or amounts within 60 days of the referral. The cost of the independent firm of actuaries shall be borne equally by the Seller and the Asset Acquiror. The determination by the independent firm of actuaries of the disputed Closing Date Liabilities shall be final and binding upon the Seller and the Asset Acquiror and the Seller and the Asset Acquiror shall be deemed to have agreed on such amounts.

(iii) Application for Regulatory Approval of Asset Transfer As soon as practicable after the Seller and Asset Acquiror agree or are deemed to agree on the Closing Date Liabilities in respect of a Seller's Plan, the Seller shall apply, where required by Applicable Pension Legislation, to the relevant Regulatory Authorities for approval to transfer the Final Asset Amount in respect of such Seller's Plan to the corresponding Asset Acquiror's Plan. The Seller shall prepare all applications, reports and other materials required under Applicable Pension Legislation or by the applicable Regulatory Authority in respect of each of the Seller's Plans to obtain such approval and shall diligently pursue all applications. Before filing any application to obtain approval for the transfer of any Final Asset Amount, the

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                                                   SIGNATURE COPY - JUNE 3, 1998


         Seller shall provide copies of the application materials to the Asset Acquiror for its review. The Seller shall make any changes to the application materials in respect of any of the Seller's Plans that the Asset Acquiror shall reasonably request, provided that the Asset Acquiror gives notice of the requested changes to the Seller within 30 days of receiving the relevant application materials.

(iv) Segregation of Assets As soon as practicable after the Seller and Asset Acquiror agree or are deemed to agree on the Closing Date Liabilities for each of the Seller's Plans, the Seller shall cause (i) the Segregated Account for each Seller's Plan to be established, and
         (ii) cash and such other assets which are acceptable to the Asset Acquiror to be placed within each Segregated Account (the "INITIAL SEGREGATED AMOUNTS") equal to the respective Closing Date Liabilities less benefit and other payments made from the respective pension funds of the Seller's Plans concerning the respective Transferred Employees and respective Pro-Rata Expenses for the period from the Closing Date to the respective dates of segregation (the "SEGREGATION DATES") and plus or minus, as the case may be, an amount calculated with respect to the Initial Segregation Amounts for the period from the Closing Date to the respective Segregation Dates by applying the applicable fund rate of return or loss for the same period, such rate of return to be determined by Seller, in consultation with its actuary, in accordance with generally accepted accounting and actuarial principles for the respective Seller's Plan, and which calculation and determination of the applicable fund rate of return or loss shall be subject to review and confirmation by Asset Acquiror within 30 days of the delivery to the Asset Acquiror of the pro forma calculation and determination.

                 The administration of any amounts in any Segregated Account shall at all times be the responsibility of the Seller, acting on behalf of the Asset Acquiror. The Asset Acquiror shall provide to the Seller such information as is in the possession or control of the Asset Acquiror and is reasonably required by the Seller to administer the amounts in the Segregated Accounts and to make benefit and other payments to the Transferred Employees pursuant to paragraph 7.20(b)(v) of this Agreement. The Seller may charge to the respective Segregated Accounts all reasonable expenses arising in connection with the respective Segregated Accounts together with the respective Pro-Rata Expenses for the period from the

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                                                   SIGNATURE COPY - JUNE 3, 1998


         respective Segregation Dates to the respective Transfer Dates. From the respective Segregation Dates to the respective Transfer Dates, the Asset Acquiror shall at its sole expense, which may be paid or otherwise deducted from the Segregated Accounts, provide or arrange for the investment management of all amounts in the Segregated Accounts and the Seller shall ensure that the funding agent or agents of the respective Seller's Plans follows the investment management directions of the Asset Acquiror or its agents.

                 The Asset Acquiror agrees to indemnify the Seller in respect of any claims, demands, actions, causes of actions, damages, losses, costs, liabilities or expenses which the Seller may suffer as a result of or in connection with the Asset Acquiror or its agents providing investment management services respecting accounts in any Segregated Account, save and except for circumstances involving the wilful default or negligence of the Seller.

                 Prior to Closing or, in any event, no later than the first Segregation Date, in order to enable Asset Acquiror to property invest the Segregated Accounts without adversely affecting the Seller or the Seller's Plans, the Seller shall provide to Asset Acquiror all relevant information with respect to the structure and investments of the Seller's Plans, including the Statement of Investment Policies and Goals and any other document indicating any investment limitation with respect to the Seller's Plans in effect at the Closing Date and shall keep Asset Acquiror informed on a timely basis of any changes to any of the foregoing through to the date that the Final Asset Amount or Adjusted Asset Amounts, as the case may be, are transferred in accordance with Section 7.20(b)(vii).

(v) Benefit Payments. The Seller shall ensure that, in respect of each of the Seller's Plans, from the Closing Date to the Segregation Date any benefit and other payments due and owing to, or in respect of, any Transferred Employee from such Seller's Plan are paid to the Transferred Employee or his or her named beneficiary. Before the Segregation Date, such payments shall be made from the general assets of the relevant Seller's Plan. After the Segregation Date, such payments shall be made from the respective Segregated Account.

(vi) Refusal to Permit Transfer. The Seller shall forthwith notify the Asset Acquiror if any Regulatory Authority to whom the Seller has applied to approve the transfer of the Final Asset Amount from any Seller's Plan to the corresponding Asset Acquiror's Plan refuses to

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                                                   SIGNATURE COPY - JUNE 3, 1998


         approve such transfer and directs either that a different amount be transferred or that an assumption or method of calculation used pursuant to this Agreement to determine the respective Closing Date Liabilities be changed. In such event, the Seller and Asset Acquiror agree that the amount to be transferred (the "ADJUSTED ASSET AMOUNT") shall be determined in accordance with the Regulatory Authority's direction, subject to the Seller's and the Asset Acquiror's right to appeal such direction until all rights of appeal are exhausted to any Governmental Entity or court where the Seller or the Asset Acquiror, as applicable, on the advice of their respective professional advisors, is of the opinion that such direction is not required under Applicable Pension Legislation.

(vii) Transfer to Asset Acquiror's Plans. Within 30 days of receiving the written approval of the applicable Regulatory Authorities to transfer the respective Final Asset Amounts or Adjusted Asset Amounts, as the case may be, and of receiving notice from the Asset Acquiror of the registration of the respective Asset Acquiror's Plan, the Seller shall transfer or cause the funding agent of the respective Seller's Plan to transfer to the funding agent of the corresponding Asset Acquiror's
         Plan:

         (A) in the case of approval to transfer the Final Asset Amount, the Final Asset Amount;

         (B) in the case of approval to transfer the Adjusted Asset Amount where such amount exceeds the Final Asset Amount, the amount of such excess from the pension fund of the applicable Seller's Plan together with the Final Asset Amount; and

         (C) in the case of approval to transfer the Adjusted Asset Amount where such amount is less than the Final Asset Amount, only the Adjusted Asset Amount from the applicable Segregated Account.

                          Where subparagraph (C) applies, the balance in the
                 Segregated Account may be released within the applicable Seller's Plan.

(viii) Accrual of Benefits. As of the Closing Date, those of the Transferred Employees who are actively participating in any Seller's Plan shall cease to participate actively in, and accrue benefits under, the respective Seller's Plan and shall commence participation in the corresponding Asset Acquiror's Plan.





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                                                   SIGNATURE COPY - JUNE 3, 1998


(ix)     Recognition of Past Service.   Subject to receipt by the funding agent
         or agents of the respective Asset Acquiror's Plans of the Final Asset Value or Adjusted Asset Amount, as the case may be, from the corresponding Seller's Plan pursuant to paragraph 7.20(b)(vii) of this Agreement, the Asset Acquiror shall ensure that the applicable Asset Acquiror's Plan recognizes the period of service of the Transferred Employees recognized under the corresponding Seller's Plan prior to the Closing Date for all purposes relating to pension benefits as if such service had been with the Asset Acquiror. Without limiting the foregoing, Asset Acquiror covenants and agrees to establish or amend or cause to be established or amended as applicable the respective Asset Acquiror's Plans to the extent necessary to give effect to its obligations under this Section 7.20(b)(ix). As soon as practicable after the Closing Date, Asset Acquiror shall apply to the Regulatory Authorities for registration or approval of all documents prepared for the purposes of establishing or amending, as applicable, the Asset Acquiror's Plans. The Asset Acquiror shall diligently pursue all necessary applications to the Regulatory Authorities. The Asset Acquiror shall forthwith notify the Seller of the registration of the documents prepared in respect of each of the Asset Acquiror's Plans as contemplated herein.

(x) Asset Acquiror Assumes Liabilities. Subject to receipt by the funding agent or agents of the respective Asset Acquiror's Plan of the Final Asset Amount or Adjusted Asset Amount, as the case may be, from the corresponding Seller's Plan pursuant to paragraph 7.20(b)(vii) of this Agreement, the Asset Acquiror and Lafarge Canada hereby assume liability for, and indemnify and hold harmless the Seller against, payment of pension and ancillary benefits (excluding, for greater certainty, surplus) accrued by Transferred Employees or their beneficiaries, as applicable, up to and including the Closing Date under the respective Seller's Plans and payment of pension and other benefits accrued by Transferred Employees or their beneficiaries, as applicable, after the Closing Date under the respective Asset Acquiror's Plan.

(xi) As soon as is practicable, but in any event within 120 days of the Closing Date, the Seller and the Asset Acquiror and Lafarge Canada shall enter into a reciprocal transfer agreement in respect of the Redland Quarries Inc. - Dundas Hourly-Rated Employees Pension Plan and

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                                                   SIGNATURE COPY - JUNE 3, 1998


         the corresponding Asset Acquiror's Plan which is to become a successor thereto, which reciprocal transfer agreement shall provide, in respect of bargaining unit employees who are plan members and who exercise a Bumping Right to transfer to or from employment with either the Seller or the Asset Acquiror or Lafarge Canada, as the case may be, for (A) the recognition under the transferee plan of prior service recognized under the transferor pension plan and an assumption of liabilities thereunder; (B) a transfer of assets in respect of the foregoing on a prescribed actuarial basis (both assumptions and methods) to be made annually within 90 days of the calendar year of the transfer; (C) the termination of the agreement on 60 days advance notice by either the Seller or the Asset Acquiror or Lafarge Canada, as the case may be, or immediately upon the occurrence of mutually agreeable events; and (D) such other terms and conditions as the parties shall agree are necessary or desirable to address the relevant pension issues which arise in connection with the exercise or possible exercise of Bumping Rights by Plan members, provided that all transfers which have occurred prior to such termination will be processed in accordance with the terms of such reciprocal transfer agreement.

7.21     Revised Dewatering Permit.

         (a) In this section 7.21, in addition to the definitions contained elsewhere in this Agreement:

         "10 YEAR RESERVES" means 43 million tonnes of aggregate, including dolomitic metallurgical limestone, reserves in the first bench of the North Quarry Site, which the Parties have agreed is the estimated amount of such reserves that have yet to be mined on the Closing Date.

         "BASE RESERVES" means 119.6 million tonnes of aggregate, including dolomitic metallurgical limestone, reserves in the first and second bench of the North Quarry Site, which the Parties have agreed is the estimated amount of such reserves that have yet to be mined on the Closing Date.

         "DRY MINING" means quarry mining for dolomitic metallurgical stone and aggregates using mining techniques and methods other than the techniques and methods that would customarily be used for the quarry mining of submerged dolomitic metallurgical stone and aggregates and "DRY MINED" or "DRY MINE" shall have a corresponding meaning.

         "DRY RESERVES" has the meaning ascribed thereto in Section 7.21(d).

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                                                   SIGNATURE COPY - JUNE 3, 1998


         "ENGINEER" has the meaning ascribed thereto in Section 7.21(c).

         "EVALUATION DAY" means the earlier of the following days:

                 (i) the day of the issue of a final unappealable decision of the Ministry not to issue any revised permit to take water from the North Quarry Site which permits dewatering in addition to that authorized by Seller's permit to take water from the North Quarry Site in effect immediately before the Closing Date; and

                 (ii)     the day which is two years after the Closing Date.

                 For purposes of this definition, "unappealable" means that Seller, Asset Acquiror and Lafarge Canada are also prohibited by Law from further applying or re-applying for a revised permit to take water from the North Quarry Site.

         "ISSUED DEWATERING PERMIT" means, failing the issue of the Required Dewatering Permit on or before the Evaluation Day, the highest volume (measured in imperial gallons per minute) permit or revised permit to take water from the North Quarry Site issued by the Ministry on, before or within two years after the Closing Date.

         "MINISTRY" means the Ontario Ministry of Environment and Energy

         "REPORT" means the report of the Engineer as provided under Section 7.21(d).

         "REQUIRED DEWATERING PERMIT" means a revised permit to take water from the North Quarry Site issued by the Ministry, either in the name of or validly assigned to Lafarge Canada, for a dewatering volume of not less than 2400 imperial gallons per minute.

         "RESERVES COMPENSATION PAYMENT" has the meaning ascribed thereto in
Section 7.21(e).

         (b) The Parties acknowledge that as at the date of this Agreement, Seller has already submitted to the Ministry its application for the Required Dewatering Permit. If the Required Dewatering Permit is issued at any time on or before the Evaluation Date, subsections 7.21(c), (d), (e), (f) and (g) of this Section 7.21 shall cease to apply and, in particular, the provisions of
Section 7.21(e) regarding the Reserves Compensation Payment shall be of no force or effect, and Seller shall thereby be fully released and discharged from its obligations under this Section 7.21. If the Required Dewatering Permit has not issued by the Closing Date, then Seller shall have the period after the Closing Date up to and including the Evaluation Date to continue seeking the Required Dewatering

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                                                   SIGNATURE COPY - JUNE 3, 1998


Permit. During such period, Lafarge Canada shall and shall cause its Affiliates to fully assist and co-operate with Seller in its efforts to obtain the Required Dewatering Permit.

         (c) Unless the Required Dewatering Permit has issued on the earlier of: (i) the Evaluation Day; and (ii) the day that is one year after the Closing Date, Seller and Lafarge Canada shall engage a qualified Ontario professional mining engineer (the "ENGINEER") for purposes of preparing, if necessary, the Report. If the Parties cannot agree as to the selection of the Engineer, then the matter of the selection shall be referred to the Chairman (or equivalent) of the professional body in Ontario governing engineers, whose selection of the Engineer shall be determinative and binding on the Parties without any right of appeal. The procedures applicable to the preparation of the Report by the Engineer are set forth in Section 7.21(f). In preparing the Report and carrying out its other duties under this Agreement, the Engineer shall be acting as expert and not arbitrator and its decisions and determinations, including, without limitation, the final Report, shall be final and binding upon the Parties for all purposes and there shall be no appeal therefrom.

         (d) Unless the Required Dewatering Permit has issued, on the earlier of : (i) the Evaluation Date; and (ii) that date that is 18 months after the Closing Date, the Parties shall direct the Engineer to prepare a report (the "REPORT") which sets forth the Engineer's determination of the number of tonnes of aggregate, including dolomitic metallurgical stone, reserves in the North Quarry Site which can be Dry Mined given the volume of dewatering permitted under the Issued Dewatering Permit in effect at the time of the commencement of the preparation of the Report (which amount shall include the number of tonnes actually Dry Mined between the Closing Date and the date of issue of the Report) (the "DRY RESERVES"). If the Report is prepared before the Evaluation Date, the Report shall be updated as of the Evaluation Date to account for any increased Issued Dewatering Permit issued during the period in which the Report was in preparation.

         (e) Not more than 10 days after receipt of the final Report or the Evaluation Date, whichever is later, the Seller shall deliver to Lafarge Canada, if applicable, a certified cheque or bank draft payable to Lafarge Canada for the amount (the "RESERVES COMPENSATION PAYMENT"), if any, calculated according to the following formula:

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                                                   SIGNATURE COPY - JUNE 3, 1998



                 (X-Y)-(Z-Y) x Cdn. $20,000,000 = Reserves Compensation Payment
                 -----------
                    (X-Y)

                 where:

                 X is the number of tonnes of the Base Reserves;

                 Y is the number of tonnes of the 10 Year Reserves; and

                 Z is the number of tonnes of Dry Reserves.

         (f) The following provisions shall apply concerning the Engineer and the preparation and delivery of the Report:

                 (i) Lafarge Canada and Seller shall enter into an engagement agreement with the Engineer containing customary terms and provisions, including customary indemnification of the Engineer. Any procedural matters not addressed in this Section 7.21(f) shall be determined by the Engineer in his discretion, and, to the extent that submissions of the Parties are specified to be made in writing, the Engineer shall, on his initiative, have the discretion to receive submissions and information by any other method acceptable him including oral submissions, meetings, site visits, etc.

                 (ii) Lafarge Canada and Seller shall each prepare a written submission on the subject matters of the Report which (together with the relevant documents) shall be submitted to the Engineer and to each other as soon as possible after the date that the Engineer is directed to proceed to prepare the Report (the "COMMENCEMENT DATE"), and, in any event, within 15 days of the Commencement Date, to facilitate the preparation and delivery of a draft Report within 60 days of the Commencement Date.

                 (iii) Seller and Lafarge Canada shall each provide the Engineer with all information which it reasonably requires and the Engineer shall be entitled to prepare the Report based on such information as it considers appropriate.

                 (iv) Within 60 days of the date of his appointment, the Engineer shall issue a draft Report to each of the Parties. Each of the Parties shall then have a further 21 day period to, at their option, prepare and deliver to the Engineer and to the other Party a written response to the draft Report.





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                 (v)      Within 21 days after the later of: (A) the Evaluation
         Date; and (B) the date that the Engineer has received the response of both Parties to the draft Report, the Engineer shall issue its final Report and shall deliver a copy to Seller and to Lafarge Canada, provided that, if an increased Issued Dewatering Permit has issued and is not reflected in the draft Report, the Engineer shall prepare and issue a supplemented draft Report to the Parties and shall provide them with a reasonable opportunity to comment on the supplemented draft Report before finalizing the Report and in these circumstances, the time lines regarding the delivery to the Parties of the final Report shall be adjusted accordingly.

                 (vi) The expenses of the Engineer in preparing the Report shall be shared equally by Seller and Lafarge Canada.

         (g) Seller represents and warrants to Lafarge Canada that the permit to take water presently in effect with respect to the retention ponds at the Dundas Site at the rate of 4,300 imperial gallons per minute is sufficient to fully utilize the Required Dewatering Permit, if and when issued, provided that Lafarge Canada manages the water on the Dundas Site in a commercially reasonable manner. Seller shall indemnify and hold harmless Lafarge Canada against any Liabilities suffered or incurred by Lafarge Canada, its successors or assigns, resulting from any inaccuracy in or breach of the foregoing representation and warranty in this Section 7.21(g), to the maximum aggregate limit of Cdn. $500,000 which amount shall include, without limitation, all damages, interest, costs and expenses suffered or incurred by Lafarge Canada as a result of such inaccuracy or breach.

7.22 Repayment of Obligations to the Companies. Immediately prior to the Closing, the Seller shall pay all obligations owed to any of the Companies (as such term is defined in the United States Stock Purchase Agreement), except for all debts outstanding between (i) the Companies, or any of them, on the one hand and (ii) Seller, on the other hand, in respect of intra-group sales of goods and services in the ordinary and usual course of business.

7.23 Lease of Lime Plant Site. Seller, Asset Acquiror and Lafarge Canada shall execute and deliver on the Closing Date the lease of the Lime Plant Site in the form attached as Schedule 7.23 (the "LIME PLANT LEASE").





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                                  ARTICLE VIII

                         CONDITIONS TO THE TRANSACTIONS

8.1 Condition to the Obligations of Each Party. The obligations of each of the parties hereto to consummate the purchase and sale of the Purchased Assets and the purchase and sale of the Purchased Shares are subject to the condition that the purchase and sale contemplated by that certain Stock Purchase Agreement of even date herewith among Redland International Limited, Lafarge Corporation and Lafarge S.A. (the "UNITED STATES STOCK PURCHASE AGREEMENT") shall be consummated simultaneously with the Closing.

8.2 Conditions to the Obligations of Seller and Lafarge S.A.. The obligation of Seller to consummate the purchase and sale of the Purchased Assets and the Purchased Shares is subject to the satisfaction (or written waiver by Seller) of each of the following further conditions:

         (a) Share Acquiror and Lafarge Canada shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of each of Share Acquiror and Lafarge Canada on behalf of Share Acquiror and Lafarge Canada to the foregoing effect;

         (b) The representations and warranties of Share Acquiror and Lafarge Canada made herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except: (i) to the extent such representations and warranties are by their express provisions made as of a specified date, and
(ii) for the effect of transactions contemplated by this Agreement, and Seller shall have received a signed certificate of an authorized officer of each of Share Acquiror and Lafarge Canada, on behalf of Share Acquiror and Lafarge Canada to the foregoing effect; and

         (c) None of the Parties shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby and such transactions shall not have been prohibited under any applicable Laws.





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         (d)     The Asset Acquiror and Lafarge Canada shall have executed and delivered to the Seller a lime supply agreement (the "LIME SUPPLY AGREEMENT") in form and content satisfactory to the Parties.

         (e) Asset Acquiror and Lafarge Canada shall have executed and delivered the Lime Plant Lease.

         (f)     Deleted.

         (g) Seller shall have received an opinion of McCarthy Tetrault, counsel to Share Acquiror and Lafarge Canada, substantially in the form of
Schedule 8.2(g).

8.3 Conditions to the Obligations of Share Acquiror and Lafarge Canada. The obligation of Asset Acquiror, Share Acquiror and Lafarge Canada to consummate the purchase and sale of the Purchased Assets and the Purchased Shares is subject to the satisfaction (or written waiver by Share Acquiror and Lafarge Canada) of each of the following conditions:

         (a) Seller shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Share Acquiror and Lafarge Canada shall have received a certificate signed by an authorized officer of Seller, on behalf of Seller, to the foregoing effect.

         (b) None of the Parties shall be subject to any order, decree (other than consent decrees to which Share Acquiror has agreed), or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby.

         (c) The representations and warranties of Seller and Lafarge S.A. made herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except: (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (which need only be true and correct in all material respects as of such date) and (ii) if the inaccuracy of such representations and warranties does not constitute a Material Adverse Effect.

         (d) Lafarge S.A. shall have delivered to Share Acquiror and Lafarge Canada the Guarantee in substantially the form attached hereto as
Schedule 8.3(e).





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         (e)     Except for the transactions contemplated by this Agreement, there shall not have been any changes in the business, prospects or financial condition of Seller that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.

         (f) The Board of Directors of Lafarge Corporation shall have received from SBC Warburg Dillon Read Inc., independent investment bankers, an opinion, dated as of the date hereof and in form reasonably satisfactory to such Board of Directors, as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement.

         (g) Lafarge Corporation shall have received all necessary shareholder approvals relating to the purchase transactions contemplated hereunder.

         (h) Lafarge Canada shall have received an opinion of Miller Thomson counsel to Seller, and an opinion of in-house or other, counsel to Lafarge S.A., substantially in the forms attached hereto as Schedule 8.3(i).

         (i) Lafarge Canada shall have received from each of Seller and Lafarge S.A. a certificate, dated as of the Closing Date, duly executed by an authorized officer of each, to the effect of (a) and (c) above.

         (j) Receipt of Closing Documentation. All instruments of conveyance and other documentation and assurances relating to the sale and purchase of the Purchased Assets and the Purchased Shares including, without limitation, share certificates, assignments of the Contracts, the Equipment Leases and the Licenses (and consents to such assignments, where required), bills of sale, motor vehicle transfers and documentation, and all actions and proceedings taken on or prior to the Closing in connection with performance by the Seller of its obligations under this Agreement shall be satisfactory to the Share Acquiror and Lafarge Canada and their counsel, acting reasonably, and the Share Acquiror and Lafarge Canada shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated under this Agreement and the taking of all corporate proceedings in connection with those transactions in compliance with this Subsection 8.3(k), in form (as to certification and otherwise) and substance satisfactory to the Share Acquiror and Lafarge Canada and their respective counsel.





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         (k)     Consents to Assignment. All consents or approvals from or
notifications to any lessor or other third Person required under the terms of any of the Contracts, Equipment Leases, or the Licenses with respect to their assignment to the Asset Acquiror, or otherwise in connection with the consummation of the transactions contemplated under this Agreement, shall have been duly obtained or given, as the case may be, on or before the Closing Time.

         (l) Lime Plant Lease. The Seller shall have executed and delivered to the Asset Acquiror and Lafarge Canada the Lime Plant Lease.

         (m) Directors of Asset Acquiror. There shall have been delivered to the Share Acquiror and Lafarge Canada on or before the Closing, the resignations, effective as and from Closing, of all of the directors and officers of Asset Acquiror appointed by or at the request of Seller, together with releases from each such person of all their claims respectively.

         (n) Lime Supply Agreement. The Seller shall have executed and delivered to the Asset Acquiror and Lafarge Canada the Lime Supply Agreement.

                                   ARTICLE IX

                                  TERMINATION

9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

         (a)     by written consent of Seller, Lafarge S.A. and Lafarge Canada

         (b) by the Board of Directors of either Seller or Lafarge Canada at any time after June 30, 1998, if the transactions contemplated hereunder shall not theretofore have been consummated; provided, that Seller or Lafarge Canada, as the case may be, may not seek termination pursuant to this Section 9.1(b) if the failure to consummate the transactions contemplated hereunder is caused by the action or inaction, in violation of this Agreement, of the Party seeking such termination.

         (c) by either Seller or Lafarge Canada if a condition to its obligation to perform becomes incapable of fulfillment; provided, that Seller or Lafarge Canada, as the case may be, may not seek termination pursuant to this Section 9.1(c) if such condition is incapable of fulfillment due to the failure of Seller or Lafarge Canada, as the case may be, to perform any of the agreements set forth herein required to be performed by such party, at or before the Closing; or





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         (d)     by the Board of Directors of either Seller or Lafarge Canada if any Governmental Entity whose approval is required for the consummation of the transactions contemplated hereby shall have denied approval of such transactions and such denial has, after exhaustion of any and all available appellate procedures, become final.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement, except for the provisions of Sections 9.1(c), 11.6, 12.4, 12.7 and 12.9, shall forthwith become null and void and have no effect, without any liability on the part of either party or their respective directors, officers or shareholders. Nothing in this Article IX shall, however, relieve either party to this Agreement of liability for breach of this Agreement occurring prior to such termination, or for breach of any provision of this Agreement which specifically survives termination hereunder.

                                   ARTICLE X

                                    CLOSING

10.1 Closing. Unless this Agreement has been terminated and the transactions contemplated under this Agreement have been abandoned pursuant to
Section 9.1 and subject to the fulfillment or, if permitted, waiver of the conditions set forth in Article VIII, the closing of the transactions contemplated under this Agreement (the "CLOSING") will take place at the offices of Miller Thomson, 20 Queen Street West, Suite 2500, Toronto, Ontario, Canada M5H 3S1, commencing at 10:00 a.m. (Toronto time) on June 3, 1998 unless another date or time is agreed to in writing by the parties to this Agreement (the "CLOSING DATE"). The Closing will be effective as of 11:59 p.m. on May 31, 1998.

                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

11.1 Survival of Representations, Warranties and Covenants. The several representations and warranties of the parties contained in this Agreement, and the covenants of Seller contained in Sections 11.2(a) (except as set forth in the following provisos),11.2(b) (except as set forth in the





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following provisos) and 11.2(e) will survive the Closing until the expiration of 18 months after the Closing Date, except with respect to claims asserted by Written Notice by Lafarge Canada or Seller with respect to such representations, warranties and covenants prior to such expiration in which case they will survive until the resolution of such claims; provided, however, that (i) the representations and warranties of Seller contained in Sections 5.2, 5.3, 5.6, 5.9 (but only to the extent relating to the Seller's Plans),
5.12 (but only to the extent relating to title) and 5.33, and the covenants of Seller contained in Sections 11.2(b) (to the extent relating to a breach of the foregoing specified representations), 11.2(c) and 11.2(d) and the representations and warranties of Lafarge Canada contained in Section 6.2 and the covenants of Lafarge Canada contained in Section 11.3 will remain operative and in full force and effect until the expiration of any applicable statute of limitations (giving effect to any tolling, waiver or extension thereof) and, if there is no applicable statute of limitations, then without any time limitation, except with respect to claims asserted by Written Notice by Lafarge Canada or Seller with respect to such representations, warranties and covenants prior to such expiration in which case they will survive until the resolution of such claims, and (ii) the representations and warranties contained in
Section 5.7(d) and the covenants contained in Section 11.2(f) shall survive until the fifth anniversary of the Closing Date except with respect to claims asserted by Written Notice by Lafarge Canada or Seller will respect to such representations, warranties and covenants prior to such expiration in which are they will survive until the resolution of and claims. The other covenants of the parties contained in this Agreement (or in any document delivered in connection herewith) will remain operative and in full force and effect without any time limitation, except as any such other covenant will be limited in duration by the express terms hereof. Any claim asserted under or in respect of this Agreement must be made by written notice (the "WRITTEN NOTICE") containing specific details of the claim, including a reasonable estimate (on a without prejudice basis) by the party asserting the claim of the amount of such claim.

11.2 Indemnity by Seller. Seller agrees to indemnify and hold harmless Lafarge Canada against any Liabilities suffered or incurred by Lafarge Canada, its successors or assigns resulting from:

         (a) any breach by Seller or Lafarge S.A. of any covenants, undertakings or agreements of Seller or Lafarge S.A. contained in this Agreement;





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                                                   SIGNATURE COPY - JUNE 3, 1998


         (b) any inaccuracy in or breach of any of the representations or warranties made by Seller or Lafarge S.A. in this Agreement;

         (c) any Liabilities relating to non-compliance with the provisions of the Bulk Sales Act (Ontario);

         (d) any Liabilities suffered or incurred by Asset Acquiror, Share Acquiror or Lafarge Canada in respect of any Excluded Liabilities (which Excluded Liabilities, for greater certainty, include without limitation any Liabilities to the extent arising from any debts, liabilities and obligations (whether absolute, contingent, accrued or otherwise) of the Seller relating to the Lime Business), except that this Section 11.2(d) shall not apply to those Excluded Liabilities that constitute debts, liabilities or obligations of the types described in Section 11.2(e) with respect to which any claim asserted shall be addressed under Sections 11.2(e) and 11.3(d), as the case may be, and shall be subject to the thresholds and apportionments of liability provided under Sections 11.2(e), 11.3(d) and 11.4(a);

         (e) subject to Section 11.3(d), any Liabilities to the extent arising from any debts, liabilities or obligations (whether absolute, contingent, accrued or otherwise) of the Seller relating to the Aggregate Business and to any time on or prior to the Closing which are not (i) included in the Financial Statements or the Working Capital Amount (ii) disclosed in the Schedules 5.16 and 1.1(ff)(x) hereto or otherwise under Sections 7.17(d),(e) and(f) and 7.20(a) and (b)(x) as being liabilities and obligations to be assumed by Asset Acquiror and/or Lafarge Canada in accordance with their respective terms (iii) known to the Share Acquiror or Lafarge Canada as of the Closing, or (iv) incurred by the Seller in the ordinary course of business consistent with past business practice since December 31, 1997 as permitted by this Agreement; provided, however, that the Seller shall not be obligated to indemnify or hold harmless the Share Acquiror or Lafarge Canada for any claim under this section 11.2(e) unless (i) the Liabilities from such claim exceed $100,000, or (ii) the aggregate Liabilities of all claims under this Section 11.2(e) and under Section 11.2(f) exceeds, in the aggregate, an amount equal to
(x) $1,000,000 less (y) the aggregate amount of Liabilities with respect to claims that could be made under sections 9.2(f) and 9.2(g) of the United States Stock Purchase Agreement but for the application of the $1,000,000 provision therein;





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                                                   SIGNATURE COPY - JUNE 3, 1998


         (f) any Liabilities not included in either the Financial Statements or the Working Capital Amount to the extent arising from the following, whether or not disclosed by Seller to Lafarge Canada in the Schedules hereto or otherwise under this Agreement and whether or not Seller, and/or Lafarge Canada had any actual knowledge of such Liabilities: (i) the release, discharge, or disposal of any Hazardous Materials (or allegations of same) prior to the Closing Date (A) on or from the Real Properties or (B) on or from any other property where Hazardous Material are or were (or are or were alleged to be) released, discharged or disposed of in connection with the operation of the business of the Seller, whether or not, in any case, such release, discharge or disposal was in compliance with Environmental Law; (ii) the violation of any Environmental Law prior to the Closing Date (or allegation of same) by Seller or any other Person in connection with the Real Properties; or (iii) any Environmental Claim against any Person whose liability for such Environmental Claim Seller or any Affiliate of Seller has, in connection with the Real Properties or any real property previously owned by the Seller, assumed or retained either contractually or by operation of law prior to the Closing Date; provided, however, that Seller shall not be obligated to indemnify or hold harmless Lafarge Canada for any claim under this Section 11.2(f) unless (i) the Liabilities from such claim exceed $100,000 or (ii) the aggregate Liabilities of all claims under Section 11.2(e) and this Section 11.2(f) exceeds an amount equal to (x) $1,000,000 less (y) the aggregate amount of Liabilities will respect to claims that could be made under Sections 9.2(f) and 9.2(g) of the United States Stock Purchase Agreement but for the application of the $1,000,000 provision therein.

11.3 Indemnity by Lafarge Canada. Lafarge Canada agrees to indemnify and hold harmless Seller against any Liabilities suffered or incurred by Seller resulting from:

         (a) any breach by Lafarge Canada, Share Acquiror or Asset Acquiror of any of the respective covenants, undertakings or agreements contained in this Agreement; or

         (b) any inaccuracy in or breach of any of the representations or warranties made by either of Lafarge Canada or Share Acquiror in this Agreement; or

         (c) any Liabilities suffered or incurred by Seller in respect of any Assumed Liability; or

         (d) any Liabilities to the extent arising from any debts, liabilities or obligations (whether absolute, contingent, accrued or otherwise) of the Seller relating to the Aggregate Business and to





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                                                   SIGNATURE COPY - JUNE 3, 1998


any time on or prior to the Closing which are not (i) included in the Financial Statements or the Working Capital Amount (ii) disclosed in the Schedules 5.16 and 1.1(ff)(x) hereto or otherwise under Sections 7.17(d),(e) and(f) and 7.20(a) and (b)(x) as being liabilities and obligations to be assumed by Asset Acquiror and/or Lafarge Canada in accordance with their respective terms (iii) known to the Share Acquiror or Lafarge Canada as of the Closing, or (iv) incurred by the Seller in the ordinary course of business consistent with past business practice since December 31, 1997 as permitted by this Agreement; provided, however, that the liabilities and obligations of Lafarge Canada under this Section 11.3(d) shall be limited to one-half of the amount of any Liabilities less than $20,000,000 suffered or incurred by Seller arising or resulting from the matters described in Section 11.3(d), it being understood that Seller shall bear responsibility for one-half of the first $20,000,000 of Liabilities arising or resulting from the matters described in Section 11.3(d) and all such Liabilities in excess of $20,000,000. The Parties further confirm and agree that Lafarge Canada's contribution and liabilities and obligations under Sections 11.3(d) and 11.4(a), although independent, shall not exceed the aggregate amount of $10,000,000.

11.4     Limitations.

         (a) Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to indemnify Lafarge Canada or its successors or assigns under this Article XI in respect of any claims under Sections 11.2(a), 11.2(b), 11.2(e) or 11.2(f), except to the extent of one-half of all Liabilities less than $20,000,000 and to the extent of all Liabilities in excess of $20,000,000, it being understood that Lafarge Canada shall bear responsibility for one- half of the first $20,000,000 of such Liabilities. The parties understand and agree that the limitations of the immediately preceding sentence shall not apply to Liabilities arising out of Sections 11.2(b) (to the extent relating to the representations and warranties of Seller contained in Sections 5.2, 5.3 (but only to the extent relating to title), 5.9(e)(iv), 5.12 (but only to the extent relating to title) and 5.33)), 11.2(c) or 11.2(d). The $20,000,000 amounts referenced in Sections 11.3(d) and 11.4(a) are intended to be, and shall be, calculated using the aggregate of the Liabilities within the scope of Sections 11.3(d) and 11.4(a) and the Liabilities within the scope of
Section 9.4(a) of the United States Stock Purchase Agreement.





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                                                   SIGNATURE COPY - JUNE 3, 1998


         (b) The amount of any Liabilities shall be calculated net of any resulting net tax benefit or net insurance recovery (including net of any increase in insurance premiums which may arise therefrom) actually received by the indemnified party on account of such Liabilities.

11.5 Exclusive Remedies. From and after the Closing, the right of each party hereto to indemnification under this Article XI with respect to any Liabilities shall be its sole and exclusive remedy under or with respect to this Agreement or the transactions contemplated hereby, and it shall not be entitled to pursue, and hereby expressly waives to the fullest extent permitted by Law, any and all rights that may otherwise be available either at law or in equity with respect thereto. Without limiting the generality of the foregoing, each party hereto waives to the fullest extent permitted by Law any claim or cause of action which it might otherwise assert, including, without limitation, under the common law or federal or provincial securities, trade regulations or other Laws, by reason of this Agreement or the transactions contemplated hereby, except for claims and causes of action brought pursuant to this Article
XI. In no event shall the parties hereto be entitled to rescind this Agreement.

11.6 Arbitration. In the event of any dispute concerning this Agreement, its effect or the transactions contemplated by it, such dispute shall be settled by arbitration conducted in New York City, New York, before a panel of three arbitrators in accordance with the then applicable provisions of the American Arbitration Association ("AAA") using the rules of procedure of the State of New York. Each of Lafarge Canada and Seller will appoint one arbitrator, and those two arbitrators will appoint a third arbitrator. In the event that the two arbitrators cannot agree on a third arbitrator within 10 days following the appointment of the second arbitrator, then the third arbitrator shall be appointed by the AAA in accordance with its then applicable rules. If either Lafarge Canada or Seller fails to appoint an arbitrator within 45 days after written notice from one party to the other party detailing the dispute, the arbitrator chosen by that other party shall act as the sole arbitrator. Punitive or exemplary damages will not be permitted under any circumstances. All determinations made by a majority of the arbitrators shall be final, conclusive and binding on Lafarge Canada and Seller with costs paid by the party who does not prevail in the arbitration.





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                                  ARTICLE XII

                                 MISCELLANEOUS

12.1 Entire Agreement. This Agreement, including the Schedules hereto and the Confidentiality Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof. It is agreed that none of the Parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set forth in this Agreement.

12.2 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile) and signed by or on behalf of the Party giving it and shall be given by personal delivery, certified or registered mail or telecopy, if to Seller or Lafarge S.A., to:

         Lafarge S.A.
         61, rue des Belles Feuilles
         B.P.40, 75782 PARIS, CEDEX 16
         FRANCE
         Attention:  Directeur des Affaires Juridiques
         Telecopy:  (33-1) 44-34-11-48

         with copies to:

         Jones, Day, Reavis & Pogue
         3500 Sun Trust Plaza, 303 Peachtree Street, N.E.
         ATLANTA, GA  30308-3242
         Attention:  William S. Paddock
         Telecopy:  (404) 581-8330

         and to:

         Miller Thomson
         2500-20 Queen Street West
         TORONTO, ON M5H 3S1
         Attention: Michael J. Pace
         Telecopy: (416) 595-8695





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                                                   SIGNATURE COPY - JUNE 3, 1998


         if to Asset Acquiror, Share Acquiror or Lafarge Canada to:

         Lafarge Canada Inc.
         606 Cathcart
         MONTREAL, PQ H3B 1L7
         Attention:Alain Fredette, Director Legal Services and Secretary
         Telecopy:  (514) 861-1123

         with a copy to:

         McCarthy Tetrault
         Toronto-Dominion Bank Tower
         Suite 4700
         TORONTO, ON M5K 1E6
         Attention: W. Iain Scott
         Telecopy: (416) 868-0673

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, three hours after the time of dispatch to the facsimile number specified in this Section 12.2 provided the appropriate confirmation is received and provided that the time of receipt is during normal business hours on a Business Day at the place of receipt; or (ii) if given by certified or registered mail, on the fifth Business Day after the date of dispatch; or
(iii) if given by any other means allowed under this Section 12.2, 24 hours after being sent to the address specified in this Section 12.2 if such 24 hour period ends on a Business Day at the place of receipt, or if not, on the next following Business Day.

12.3     Amendments; No Waivers.

                 (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties hereto or in the case of a waiver, by the Party against whom the waiver is to be effective.

                 (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.





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                                                   SIGNATURE COPY - JUNE 3, 1998


12.4 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

12.5     Successors and Assigns.

                 (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

                 (b) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement.

12.6     Certain Interpretive Matters.

                 (a) Unless the context otherwise requires, (i) all references in this Agreement to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) words in the singular include the plural and vice versa, (iv) unless otherwise expressly provided, all references to "$" or dollar amounts will be to lawful currency of the United States, (v) the Schedules referenced in this Agreement are incorporated in this Agreement as of the date of its execution and constitute an integral part hereof, (vi) no investigation by the Parties hereto made heretofore or hereafter shall affect the representations and warranties of the Parties which are contained herein, and each such representation and warranty shall survive such investigation.

                 (b) Titles and headings to Articles and Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

12.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal substantive laws of the Province of Ontario and the applicable laws of Canada regardless





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                                                   SIGNATURE COPY - JUNE 3, 1998


of the laws that might otherwise govern under principles of conflict of laws applicable thereto. Subject to Section 11.6, each of the Parties hereto agree that the Courts of Ontario are to have nonexclusive jurisdiction to settle any disputes which may arise in connection with this Agreement.

12.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties hereto.

12.9 Confidentiality. Each of the Parties hereto agree to maintain in strict confidence any and all information each party learns or discovers about the other or its respective Affiliates during the course of the negotiation, execution and delivery of this Agreement and agrees to abide by the terms and conditions set forth in the Confidentiality Agreement. This Section 12.9 shall not apply to any information that is, or could reasonably be, learned or discovered through any independent source that is not obligated to maintain such information as confidential.

12.10 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       REDLAND QUARRIES INC.


                                       By:
                                          ------------------------------------
                                       Name:  Gary E. Dale
                                       Title: Vice-President, Finance



                                       3489264 CANADA INC.



                                       By:
                                          ------------------------------------
                                       Name:  Gary E. Dale
                                       Title: President

                                                   SIGNATURE COPY - JUNE 3, 1998


                                       3489949 CANADA INC.



                                       By:
                                          ------------------------------------
                                       Name:  Joseph B. Sherk
                                       Title: President

                         (signatures continued on page 78)


                                       LAFARGE CANADA INC.



                                       By:
                                          ------------------------------------
                                       Name:  Joseph B. Sherk
                                       Title: Vice-President




                                       LAFARGE S.A.



                                       By:
                                          ------------------------------------
                                       Name:  Jean-Pierre Cloiseau
                                       Title: Director, Finance





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